StepStone Investor Day JUNE 6, 2023

2STEPSTONE GROUP Disclaimer Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements in this presentation include, but are not limited to, statements relating to the Company’s strategies for growth, targeted and anticipated spaces for growth, growth trends in specific sectors, strategies for expansion of fee-related earnings, strategies for constructing the Company’s private equity portfolio, forecasted trends in secondaries markets, anticipated investment needs in the infrastructure industry and future expansion of offerings in the private wealth sector. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10- K for the fiscal year ended March 31, 2023, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, adjusted net income (on both a pre-tax and after-tax basis), adjusted net income per share, fee-related earnings and fee-related earnings margin, and adjusted FRE margin, and adjusted FRE per share) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included in the appendix of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

INTRODUCTION

4STEPSTONE GROUP Today’s Presenters Scott Hart Chief Executive Officer Tom Sittema Executive Chairman, StepStone Private Wealth Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer James O’Leary Head of Infrastructure Marcel Schindler Head of Private Debt Jeff Giller Head of Real Estate Tom Keck Head of Research Seth Weiss Corporate Investor Relations Jason Ment President and Co-Chief Operating Officer

5STEPSTONE GROUP Agenda Introduction – Seth Weiss StepStone and the Private Markets Ecosystem – Scott Hart StepStone’s Performance and Growth Drivers – Mike McCabe Asset Class Overviews • Private Equity / Venture Capital – Scott Hart • Private Debt – Marcel Schindler • Real Estate – Jeff Giller • Infrastructure – James O’Leary - Break - Data and Technology – Tom Keck Private Wealth – Tom Sittema Concluding Remarks – Scott Hart Q&A

STEPSTONE AND THE PRIVATE MARKETS ECOSYSTEM

7STEPSTONE GROUP StepStone Is Capitalizing on the Market Opportunity to Drive Growth MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

StepStone's Mission

Our mission is to be the trusted partner of choice for private markets solutions globally

Empowered Experts

95 Partners with an average of 20 years of private market experience, empowered to act swiftly and decisively to create the best possible strategies and solutions

Global Strength, Local Focus

On-the-ground teams with valuable, regional insights, backed by the formidable resources of a global organization, with offices in 25 cities across 15 countries

Tailored Portfolios

279 bespoke managed accounts and focused commingled funds carefully calibrated to each client's needs offer exposure to quality assets across a range of strategies

Superior Selectivity

Over 3,600 private market opportunities reviewed annually across sectors, strategies and structures, creating a rich pipeline that allows us to pursue opportunities selectively

Preferred Access

As one of the world's largest private market allocators, we are a trusted partner to limited partners (LPs) and general partners (GPs) and enjoy preferred access to investment opportunities that few can achieve

Deeper Dimensions of Data

Proprietary data and technology platform provides unparalleled insights, drawn and delivered from all parts of the business, with integrated portfolio monitoring and analytics

STEPSTONE GROUP 8

9STEPSTONE GROUP Strong Growth in the Private Markets Industry AUM Since StepStone’s Founding in 2007 Source: Preqin, as of May 2023 0 2,000 4,000 6,000 8,000 10,000 12,000 Private Equity Real Estate Infrastructure Private Debt 12% CAGR PRIVATE MARKETS AUM ($B) SEPTEMBER 2022 Private Debt $1.5T Infrastructure $1.1T Real Estate $1.6T Private Equity $7.7T

10STEPSTONE GROUP 2,875 7,349 2,424 1,138 668 124 120 # Active Managers (2000) North America Europe Asia Australia Latin America Rest of World # Active Managers (2022) Private Markets Represent a Wide, Complex, and Growing Landscape 2,875 7,349 675 1,059 677 807 485 771 # Active Managers (2000) Buyout Venture Capital Other Private Equity Real Estate Real Assets Private Debt # Active Managers (2022) 46% of increase driven by strategies / asset classes outside of private equity 46% of increase driven by geographies outside of North America GROWTH IN ACTIVE GPs BY STRATEGY (#) GROWTH IN ACTIVE GPs BY GEOGRAPHY (#) Source: StepStone Private Markets Intelligence (SPI), as of May 2023

11STEPSTONE GROUP S&P 500 MSCI US REIT S&P Global Infrastructure Bloomberg US Aggregate Bond Index Private Equity Venture Capital Private Real Estate Private Infrastructure Private Debt 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% AN N U AL R ET U RN ANNUAL VOLATILITY Private Markets Beat Public Equivalents on Return and Risk Over nearly the last 20 years, private markets have outperformed public market equivalents, delivering higher returns at lower levels of risk across asset classes Source: StepStone and Bloomberg, based on quarterly returns from 9/30/04 – 9/30/22 ANNUAL RETURN VS. ANNUAL VOLATILITY

12STEPSTONE GROUP Private Markets Outperformance Driven by Asymmetric Risk Capture -45% -33% -47% -29% -20% -8% Total Drawdown Annual ized Recovery Limited Downside Capture 18% 22% 15% 15% 42% 53% 74% 61% 39% Superior Upside Capture 122% 100% 126% 3/31/00 – 9/30/02 9/30/07 – 3/31/09 12/31/19 – 3/31/20 9/30/02 – 9/30/07 3/31/09 – 12/31/19 3/31/20 – 12/31/21 12/31/21 – 9/30/22 -25% -9% 38% DOT-COM BUBBLE GLOBAL FINANCIAL CRISIS COVID-19 TECH PULLBACK Public Equity Source: CapIQ, Burgiss, StepStone Portfolio Analytics & Reporting (SPAR), as of May 2023 Public equity performance represents the average of the S&P 500 and the MSCI World indices. Private equity performance represents the average of StepStone’s SPAR database and Burgiss. Total drawdown is defined as the max drawdown between the peak and trough during a crisis. Annualized recovery is the annualized return between the trough of the previous crisis and the peak of the next crisis. Private Equity

13STEPSTONE GROUP Private Markets Investing Comes with Distinct Challenges ACCESS EXPERTISE RESOURCES INFORMATION COST LIQUIDITY Access to top managers may be limited Data is not widely available or easily accessible Liquidity constraints require sophisticated modeling Limited number of ways to reduce fee levels Broad skill set needed to evaluate strategies and asset classes Due diligence and ongoing monitoring

14STEPSTONE GROUP The Private Market Ecosystem has Evolved Significantly DIRECT FUND INVESTING CONSULTANTS Features: + Public market beating returns + Limited correlation to public markets Limitations: ̶ Cost ̶ Access ̶ J-Curve ̶ Lack of tailored advice ̶ Large and complex FUND OF FUNDS Features: + Customized advice + Broad market coverage + Client service + Cost effective Limitations: ̶ Lack of economics to attract investment talent ̶ Lack of specialization ̶ Primaries only Features: + Specialized strategies + Experienced investment teams + Alignment of interests + Ability to incorporate primaries, secondaries and co-investments Limitations: ̶ Not customized ̶ Double layer of fees ̶ Lack of scale (primary deployment, number of GP relationships) ̶ Less individual client service ̶ Commingled fund only Features: + Private markets specialist + Tailored portfolio construction + Primaries, secondaries, co-investments + Advisory, SMA, commingled funds + Global access with local presence + Leading data and technology platform + Client service and knowledge transfer + Economics / culture to attract high quality team + Cost efficient + Robust / intuitive reporting and analytics

Utilizing all Our Tools to Deliver Diversified and High Performing Portfolios

STEPSTONE ADVANTAGE VS. TRADITIONAL SPONSOR

- ✓ Access to all private market asset classes
- ✓ Manager diversification
- ✓ Strong net returns
- ✓ An efficient cost structure
  - Scale driven discounts
  - Favorable fee and carry structure on co-investment
- ✓ J-Curve mitigation
  - Purchase price discounts on secondaries that help drive strong net IRRs

ILLUSTRATION OF STEPSTONE MULTI-STRATEGY SMA VS. TRADITIONAL SPONSOR PORTFOLIO

PORTFOLIO NET IRR[1]


Time

CUMULATIVE CASH FLOWS[1]


Net cash inflows
Net cash outflows
Time
StepStone Multi-Strategy SMA
Traditional Sponsor

[1]For illustrative purposes only. Reflective of a StepStone Private Equity Multi-Strategy SMA.

STEPSTONE GROUP 15

StepStone Delivers Comprehensive Private Markets Solutions

We believe StepStone's flexible business model helps clients access opportunities across all asset classes

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk / return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Seeks to leverage StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$82B AUM	**$43B** AUM	**$482B** AUA / **$13B** AUM	Over **$630B** of client commitments

AUM/AUA as of March 31, 2023. Reflects final data for the prior period (December 31, 2022), adjusted for net new client account activity through March 31, 2023. Does not include post-period investment valuation or cash activity. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 16

StepStone has a Wide Global Presence with Deep Relationships

StepStone has strategically grown across 25 offices in 15 countries to build enduring relationships with our clients and GPs

AMERICAS		EMEA		ASIA-PACIFIC	
59	Partners	23	Partners	13	Partners
185+	Investment Professionals	100+	Investment Professionals	30+	Investment Professionals
$333B+	Total Capital Responsibility	$220B+	Total Capital Responsibility	$67B+	Total Capital Responsibility



SAN FRANCISCO
PALO ALTO
LA JOLLA
MEXICO CITY
CLEVELAND
DALLAS
TORONTO
NEW YORK
BALTIMORE
CHARLOTTE
ORLANDO
MIAMI
SANTIAGO
SÃO PAULO
LONDON
DUBLIN
LUXEMBOURG
FRANKFURT
ZURICH
ROME
BEIJING
SEOUL
TOKYO
PERTH
SYDNEY

All headcount is presented as of March 31, 2023. Total capital responsibility equals assets under management (AUM) plus assets under advisement (AUA) and is presented as of March 31, 2023. Reflects final data for the prior period (December 31, 2022), adjusted for net new client account activity through March 31, 2023. Does not include post-period investment valuation or cash activity. Asia-Pacific headcount includes professionals with investment-related responsibilities.

STEPSTONE GROUP 17

StepStone has a Diversified, Integrated Platform

We believe our deep platform allows investors to design single or multi-asset class private market exposures to fit their portfolio needs

Customized Solutions & Strategies Across
All Private Markets Asset Classes

PRIVATE EQUITY	REAL ESTATE EQUITY	INFRASTRUCTURE EQUITY	PRIVATE DEBT
$314B+ Total Capital Responsibility	$175B+ Total Capital Responsibility	$74B+ Total Capital Responsibility	$55B+ Total Capital Responsibility
$42B Approved in 2022	$18B Approved in 2022	$14B Approved in 2022	$6B Approved in 2022
160+ Investment Professionals	50+ Investment Professionals	60+ Investment Professionals	70+ Investment Professionals

ASSET MANAGEMENT — ADVISORY — RESEARCH

Note: Approvals are LTM as of December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services. Data presented as of March 31, 2023.
Private Debt includes all asset classes, including Real Estate and Infrastructure debt totaling $11.6 billion. Private Debt professionals includes debt specialists from the Real Estate and Infrastructure teams.

STEPSTONE GROUP 18

19STEPSTONE GROUP StepStone has Successfully Utilized M&A to Strengthen the Platform 2010 Accelerate buildout of private equity co- investments Strengthen investor relations and communications capabilities Geographic expansion (New York and London) 2012 2014 2016 2018 2021 Accelerate buildout of private equity in Europe Geographic expansion (London) Addition of experienced real estate team Geographic expansion (San Francisco) Addition of experienced private debt team Strengthen operational due diligence and strategic asset allocation capabilities Geographic expansion (Zurich and Dublin) Addition of experienced infrastructure team Geographic expansion (Sydney, Perth and Toronto) Creates clear market leader in venture capital / growth solutions space Combined deal flow, diligence and data advantages Further diversification across LPs and commingled funds IPO PLATFORM BUILDING PLATFORM SCALING 2013 2020 Accelerate buildout of real estate advisory Geographic expansion (Cleveland) OPPORTUNISTIC

StepStone has Built Significant Scale

TOTAL CAPITAL RESPONSIBILITY ($B)


Assets Under Management ("AUM")
Assets Under Advisement ("AUA")
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
$570
$621
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FY'23

Note: Fiscal 2017-2022 reflect total capital responsibility as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of March 31, 2023, approximately $0.7 billion, $0.2 billion, $0.0 billion, $2.7 billion, $2.3 billion and $18.6 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $121.6 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 20

21STEPSTONE GROUP StepStone Serves as a Trusted Partner for LPs and GPs Alike Reviewed over 3,600 investment opportunities annually2 $80B in annual private markets capital allocations¹ Primaries Secondaries Co-investments Global Private Markets Clients Private Equity Infrastructure Private Debt Real Estate Corporations Endowments/Foundations Family Offices Private Wealth/Defined Contribution Plans Insurance Companies Pension Funds Sovereign Wealth Funds Fund Managers Asset management Advisory and data services Portfolio analytics and reporting 1 Data reflecting twelve months ended December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services. 2 Data reflecting twelve months ended March 31, 2023.

22STEPSTONE GROUP $0 $50 $100 $150 $200 $250 Year 0 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 Year 16 Private Equity ('07-'22) Real Estate ('14-'22) Infrastructure ('14-'22) Private Debt ('17-'22) ORGANIC MANAGEMENT & ADVISORY FEES ($M)1,2 Real Estate, Infrastructure, and Private Debt Positioned to Accelerate 1. Excludes the acquisition of Greenspring, which contributed $43.4M and $97.7M of management and advisory fees for fiscal 2022 and fiscal 2023, respectively. 2. Excludes fund reimbursement revenues. StepStone’s approach to the private markets is proving successful • Large, senior, experienced teams • Teams have equity ownership in the businesses they are helping to build Although helped by market tailwind, private equity growth accelerated after year 10 since StepStone’s inception • More established track record • Reups contribute to SMA growth, in addition to new business development • More recent generation of commingled funds raised at larger sizes Real estate, infrastructure, and private debt have been on a similar trajectory to private equity in their first 10 years

23STEPSTONE GROUP Management and Advisory Fee Mix and Opportunities for Growth PRIVATE EQUITY VENTURE CAPITAL REAL ESTATE INFRASTRUCTURE PRIVATE DEBT ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

STEPSTONE’S PERFORMANCE AND GROWTH DRIVERS

25STEPSTONE GROUP Reminders of Why StepStone Went Public EQUITY CULTURE • The September 2020 IPO yielded a public float of 31% of the company and extended ownership to over 500 employees • The public float has since expanded to 56% of the company, as of March 31, 2023, with employees owning roughly a quarter of outstanding shares INCREASE BRAND AWARENESS AND TRANSPARENCY • StepStone’s higher profile as a public company has enhanced our brand awareness and fundraising, particularly in international markets and in the private wealth channel UTILIZE THE CAPITAL MARKETS TO PURSUE GROWTH • StepStone’s 2021 acquisition of Greenspring utilized a combination of equity, including STEP common stock, plus cash from our revolver • Seeded capital for new funds, such as SPRIM and SPRING ATTRACT AND RETAIN TALENT • Key hires include Head of Human Resources, Head of Business Development, Head of Corporate Investor Relations, and the build out of Enterprise Services • Implemented stock-based compensation including a long-term incentive plan INVEST IN DATA AND TECHNOLOGY • StepStone has built fully integrated tools for investment selection, portfolio planning and reporting, and strategic asset allocation and continues to invest in data, science and engineering

26STEPSTONE GROUP PRE-IPO POST-IPO FEAUM ($B) MGMT & ADVISORY FEES PER SHARE FRE PER SHARE ‘18-’23 CAGR: 41% StepStone Has Achieved 20%+ Organic Growth Across Key Measures Since the IPO 22.3 32.2 41.2 52.0 63.8 74.0 11.4 11.4 FY'18 FY'19 FY'20 FY'21 FY'22 FY'23 Organic Acquired ‘20-’23 Organic CAGR: 22% $1.44 $1.95 $2.40 $2.90 $3.55 $4.34 FY'18 FY'19 FY'20 FY'21 FY'22 FY'23 $0.24 $0.46 $0.63 $0.91 $1.14 $1.36 FY'18 FY'19 FY'20 FY'21 FY'22 FY'23 ‘18-’23 Organic CAGR: 27% ‘20-’23 CAGR: 22% ‘18-’23 CAGR: 25% ‘20-’23 CAGR: 29% See reconciliation of GAAP to non-GAAP measures in the appendix

27STEPSTONE GROUP FRE Progression Driven by Revenue Growth and Margin Expansion $0.56 $1.34 $0.48 $0.30 Adjusted FY'2020 Revenue Growth Margin Expansion Adjusted FY'2023 >30% ANNUALIZED GROWTH IN ADJ. FRE PER SHARE ADJUSTED FRE PER SHARE GROWTH ($) Driven by strong revenue growth and by operating margin expansion, fee-related earnings per share has grown by an annualized rate of over 30%, adjusting for retroactive fees, since StepStone’s IPO Note: Adjusted FRE per share excludes revenue and fee-related earnings associated with retroactive fees See reconciliation of GAAP to non-GAAP measures in the appendix

28STEPSTONE GROUP Consistent Record of Margin Improvement with Pathway for Further Expansion 24.0% 25.1% 26.6% 27.4% 29.1% 29.1% 29.3% 30.2% 30.9% 31.1% 31.7% 31.6% 31.0% F4Q'20 F1Q'21 F2Q'21 F3Q'21 F4Q'21 F1Q'22 F2Q'22 F3Q'22 F4Q'22 F1Q'23 F2Q'23 F3Q'23 F4Q'23 • Core FRE margins have expanded by 700 basis points since fiscal 2020, despite layering on of public company expenses • Expect to achieve FRE margins in the mid-30s over the medium-to-long term − Continued maturation of the asset classes expected to drive further operating leverage − Investments in StepStone Private Wealth expected to bear fruit as that business moves from break-even to a material contributor to margin improvement − Implementation of strategic cost savings opportunities to achieve incremental improvement in FRE margin, without sacrificing levers for growth ADJUSTED FRE MARGIN (%) 700 bps of FRE margin improvement from FY’20 to FY`23 Note: Adjusted FRE per share excludes revenue and fee-related earnings associated with retroactive fees See reconciliation of GAAP to non-GAAP measures in the appendix

29STEPSTONE GROUP Appreciation in Carried Interest Drives Further Growth in Adjusted Net Income • Accrued carried interest represents a backlog of revenue that may convert to cash over time as portfolios mature and investments are exited • Over $63 billion in performance fee-eligible capital as of March 31, 2023 133 149 226 241 446 717 583 FY'18 FY'19 FY'20 F2Q'21 FY'21 FY'22 FY'23 >2x GROWTH SINCE IPO 2013 & Prior 7% 2014 10% 2015 11% 2016 17% 2017 14% Post 2017 41% NET UNREALIZED CARRIED INTEREST BY VINTAGE AND TYPE (%)1 Private Equity 93% Infrastructure 4% Real Estate 3% NET ACCRUED CARRIED INTEREST ($M) 1As of FQ4’23 60% from 2017 or prior vintages

30STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $28 $32 $18 $8 $7 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 Net Realized Performance Fees Are Growing Over Time QUARTERLY NET REALIZED PERFORMANCE FEES ($M) $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $123$122 $110 $85 $65 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 LTM NET REALIZED PERFORMANCE FEES ($M) While net realized performance fees will not be linear, the appreciation in accrued carried interest drives growth in performance fees over time Note: Net realized performance fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of GAAP realized performance fees to net realized performance fees in the appendix. Excludes legacy Greenspring entities.

31STEPSTONE GROUP GROW WITH NEW CLIENTS GLOBALLY LEVERAGE SCALE TO ENHANCE OPERATING MARGINS PURSUE ACCRETIVE TRANSACTIONS TO COMPLEMENT THE PLATFORM +CONTINUE TO GROW WITH EXISTING CLIENTS Growth Levers Laid out at the IPO

32STEPSTONE GROUP SMA Fee Growth is Driven by both Existing and New Clients SEPARATELY MANAGED ACCOUNT MANAGEMENT FEES ($M) 26% ANNUALIZED GROWTH

Evolution of a Client Relationship

CASE STUDY: EVOLUTION OF A 15 YEAR CLIENT RELATIONSHIP

- Relationship began in 2008 through a private equity-focused advisory mandate
- Evolution of StepStone's platform has followed our clients needs


AUM:
1x
+11x
AUM Growth
PE Co-Invest SMA I
PE Co-Invest SMA I
PE Co-Invest SMA II
PE Co-Invest SMA I
PE Co-Invest SMA II
PE Co-Invest SMA III
Real Estate Co-Invest SMA I
PE Co-Invest SMA I
PE Co-Invest SMA II
PE Co-Invest SMA III
RE Co-Invest SMA I
Infrastructure SMA I
PE Co-Invest SMA I
PE Co-Invest SMA II
PE Co-Invest SMA III
PE Co-Invest SMA IV
RE SMA I
RE SMA II
Infrastructure SMA I
Infrastructure SMA II

ADVISORY:

2008				2023
PE Advisory	PE Advisory	PE Advisory	PE Advisory	PE Advisory
	RE and Infra Advisory	RE and Infra Advisory	RE and Infra Advisory	RE and Infra Advisory

STEPSTONE GROUP 33

34STEPSTONE GROUP Similar Evolution Across our Other Clients +9x AUM Growth 2015 2023 Infra Co-Invest SMA Infra, PE, RE, and Co-Invest SMAs +5x AUM Growth 2015 2023 PE Advisory PE, RE, and Infra SMA +6x AUM Growth 2014 2023 PE Advisory PE/VC, RE, PD SMAs +5x AUM Growth 2017 2023 PE and Infra Co-Invest SMA PE, Infra, and PD Co-Invest SMA +6x AUM Growth 2018 2023 PE Co-Invest SMA PE, RE, and Infra Co-Invest SMAs +5x AUM Growth 2017 2023 PE Advisory PE and Infra SMAs +7x AUM Growth 2009 2023 PE SMA PE SMA +3x AUM Growth 2018 2023 PE SMA PE and RE SMA

35STEPSTONE GROUP Commingled Funds Offer Solid Foundation for Growth COMMINGLED FUND MANAGEMENT FEES ($M) 19% ANNUALIZED ORGANIC GROWTH # Fund Families: 19 # Funds: 57 # Fund Families: 5 # Funds: 17 $12 $151 1Represents annualized Greenspring revenue at the time of acquisition 1

36STEPSTONE GROUP StepStone’s Commingled Fund Product Details FUND FAMILY DESCRIPTION FUND SIZE ($M)1 PRIVATE EQUITY StepStone Capital Partners Funds (“SCP”) Private Equity Co-Investments StepStone Secondaries Opportunities Funds (“SSOF”) Private Equity Secondaries StepStone Tactical Growth Funds (“STGF”) Multi-Strategy Growth Equity PRIVATE DEBT StepStone Corporate Lending Funds (“SCL”) Corporate Direct Lending StepStone Credit Opportunities Fund (“SCOF”) Corporate / Opportunistic Lending REAL ESTATE StepStone Real Estate Partners Funds (“SREP”) Special Situations Real Estate Secondaries INFRASTRUCTURE Inaugural Infrastructure Co-Investment Fund Infrastructure Co-Investments $2,364$1,302 $604SCP III (2015) SCP IV (2018) SCP V (2021) $632SCOF I (2021) $1,275 $795SCL I (2017 / 2018) SCL II (2021) $2,097 $950 $460SSOF II (2012) SSOF III (2016) SSOF IV (2019) $696 $214 $131 STGF I (2013) STG II (2017) STGF III (2020) $1,404 $950SREP III (2015) SREP IV (2019) 1Reflects closed funds for each category of investment strategy, since 2012

37STEPSTONE GROUP FUND FAMILY DESCRIPTION FUND SIZE ($M)1 StepStone VC Global Partners Multi-Strategy Global Venture Capital StepStone VC Opportunities Expansion Stage Venture Capital Directs StepStone VC Secondaries Venture Capital Secondaries StepStone VC Early Stage Early Stage Venture Capital Directs StepStone VC Micro Micro Venture Capital Primaries StepStone’s Commingled Fund Product Details 1Reflects closed funds for each category of investment strategy, since 2012 $2,600 $800 $330 $200 $87Fund I (2014) Fund II (2016) Fund III (2018) Fund IV (2020) Fund V (2021) $1,480 $1,000 $595 $430 $399Fund VI (2014) Fund VII (2015) Fund VIII (2017) Fund IX (2019) Fund X (2020) $653 $480 $330 $179Fund III (2014) Fund IV (2016) Fund V (2018) Fund VI (2020) $234 $198 $151 $73Fund I (2016) Fund II (2018) Fund III (2020) Fund IV (2022) $352 $203Fund I (2018) Fund II (2021)

38STEPSTONE GROUP StepStone’s Commingled Fund Product Details: Private Wealth / Evergreen FUND FAMILY DESCRIPTION FUND SIZE ($M) StepStone Private Markets Fund (“SPRIM”) Core Private Markets StepStone Private Venture and Growth Fund (“SPRING”) Diversified Venture and Growth Equity $1.3B $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 9/20 12/20 3/21 6/21 9/21 12/21 3/22 6/22 9/22 12/22 3/23 $0.3B $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 9/20 12/20 3/21 6/21 9/21 12/21 3/22 6/22 9/22 12/22 3/23

Greenspring Acquisition Augmented VC Capabilities; Accretive to EPS

- StepStone acquired Greenspring, a dedicated venture and growth equity platform, in September 2021, materially increasing StepStone's venture and growth equity capabilities, while adding more than 2,000 distinct LP relationships to the platform
- Greenspring has added $0.30 per share to fee-related revenue and has been positively accretive to fee-related earnings per share and adjusted net income per share

THE GREENSPRING ACQUISITION
HAS BEEN ACCRETIVE TO EARNINGS

FEE-RELATED REVENUE PER SHARE (TTM)



$4.04
$4.34
Pro-Forma Ex Greenspring[1]
Fee-Related Revenue Per Share

DRIVING SYNERGIES
ACROSS THE PLATFORM

FEAUM



$52.9B
$0.6B
$85.4B
$13.7B
6/30/2021
3/31/2023
VC / Growth Equity[2]
Other FEAUM

NEW LP RELATIONSHIPS



>2K LPs

[1] Pro-forma fee-related revenue per share ex Greenspring excludes $98M of revenue, tied to $12.9B of VC FEAUM, and excludes 15.8M shares used to finance the transaction.
[2] VC / Growth Equity includes StepStone's multi-strategy growth equity funds as well as StepStone's venture capital commingled fund fee-earning assets under management

STEPSTONE GROUP 39

40STEPSTONE GROUP Capital Management: Shareholder Dividends $0.07 $0.07 $0.07 $0.15 $0.15 $0.15 $0.20 $0.20 $0.20 $0.45 Normal Quarterly Dividend Supplemental Dividend Robust and predictable payout of fee-related earnings through normal quarterly dividends augmented through supplemental payouts driven by performance-related earnings provides strong and consistent payout to StepStone’s shareholders DIVIDEND PER SHARE ($)1 0.4% 1.6% 4.3% FY'21 FY'22 FY'23 1Reflects dividends declared tied to earnings of the fiscal period in which earned 2Dividend yield calculated as dividends tied to fiscal year-end earnings divided by fiscal year-end stock price DIVIDEND YIELD (%)2 $0.00

41STEPSTONE GROUP Capital Management: Buy-in of Non-Controlling Interest over Time [PRES Option 2 of 2] • StepStone’s corporate structure reflects our equity culture, which continues to be highly effective • Our existing equity structure aligns the incentive of our teams to the growth of our non-PE asset classes • We expect to buy-in the non-controlling interests over time in an accretive manner Private Equity Infrastructure Real Estate Private Debt 100% interest 49% interest 50% interest 49% interest 50% interest51% interest 51% interest StepStone Professionals StepStone Professionals StepStone Professionals

42STEPSTONE GROUP Path to At Least Double Fee-Related Earnings by Fiscal 2028 $156 FY'23 FY'28 FEE-RELATED EARNINGS ($M) AT LEAST 2x

43STEPSTONE GROUP StepStone was purpose-built to take full advantage of the market opportunity • Scale • Diversity across asset classes • Product breadth • Geographic reach • Data and technology advantage • Customized solutions Large and growing addressable market for institutional and private wealth investors Key Takeaways Capabilities across asset classes, strategies, and commercial structure enables growth with existing and new clients Global and local approach allows for market penetration in the fastest growing geographies Investment in private wealth enables growth in the most underserved client base We see a clear path to at least double fee-related earnings in the next five years MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

PRIVATE EQUITY / VENTURE CAPITAL

45STEPSTONE GROUP Private Equity Key Attributes Highest return potential among the private market asset classes Potential for the widest distribution of individual investment results Returns regularly outperform public markets Limited correlation to public markets Long-term, control-oriented investing Diversification benefits and increased opportunity set vs public markets Private equity AUM has grown at a mid-teens annualized rate over the last two decades1 North American markets are growing strong but are relatively mature. International markets are still in an earlier stage of growth RISK / RETURN BENEFITS GROWTH 1Source: Preqin

StepStone Private Equity at a Glance

STEPSTONE inside private markets

$72B AUM	$46B FEAUM	$242B AUA	160+ INVESTMENT PROFESSIONALS

SIGNIFICANT PRIMARY ALLOCATOR

Among the **top global independent** allocators of primary capital[1]

Over **$90 billion** of PE primary commitments approved across **500+ funds** in the last 3 years[2]

PROACTIVE SOURCING

Proactive calling and outreach effort

Over 2,000 GP meetings in last twelve months

Sourcing responsibilities and incentives across **all private equity professionals**

EXPERTISE

10 individual sector teams with experience across transaction type, size, and investment stage

~50 senior investment professionals with approximately 20 years of average investment experience

[1]Represents position among independent private LPs. Based on Preqin, as of January 2023, public disclosures and StepStone research. Note that there are no comprehensive ranking sources for these activities. Independent private LPs defined as investors that are not an affiliate of a government or financial institution. Represents StepStone's position among independent private LPs by comparing our annual fund commitments on behalf of discretionary and non-discretionary advisory clients to LP allocations in Preqin's LP database. Based on StepStone's SPI database as of December 31, 2022.
[2]StepStone metrics as of 3/31/23

STEPSTONE GROUP 46

47STEPSTONE GROUP Manager Selection is a Critical Success Factor • There is significant performance variability between high performing and low performing private equity managers • StepStone aims to identify the best managers within the top quartile and avoid exposure to the bottom quartile VOLATILITY / RETURN DISPERSION QUARTILE ANALYSIS (1998 – 2017) 21% - 27% 16% - 21% 9% - 16% 6% - 9% (15%) - 0% (6%) - 8% 0% - 9% 2% - 9%0% - 10% 8% - 16% 9% - 15% 9% - 15% 10% - 24% 16% - 24% 15% - 22% 15% - 22% 24% - 49% 24% - 40% 22% - 34% 22% - 33% Venture Capital Small Buyout (<$1bn) Middle Buyout ($1bn-$3bn) Large Buyout ($3bn-6bn) Mega (>$6bn) N et IR R 1st Quartile 3rd Quartile 2nd Quartile 4th Quartile Source: Burgiss as of June 30, 2022 for North America Funds with vintages from 1998 – 2017. More recent fund vintages are not included above, as they are not in the mature stage of their investment cycle, and their returns would not be meaningful for this analysis.

48STEPSTONE GROUP Small to Midsize Funds Comprise the Majority of StepStone’s PE Allocations StepStone directs most allocations to small and mid-size funds which have higher dispersion of returns than other segments 55% 30% 5% 10% <$1B $1B - $4B $4B - $7B >$7B Source: SPI, based on number of individual allocations STEPSTONE’S DISPERSION OF PRIMARY FUND ALLOCATIONS BY FUND SIZE (%) LAST 12 MONTHS

49STEPSTONE GROUP Proactive and Highly Selective Co-investment Process • StepStone is one of the most active private markets investors globally • Our primary, secondary, and co-investment platforms result in a large opportunity set, allowing us to maintain selectivity with a completion rate of 10% or less, consistently • Over 70% of transactions completed / signed in the last 36 months have been prior to the sponsor signing the deal. Our proven ability to execute early and swiftly makes us a preferred partner with the GPs COMPLETION RATE1 CO-INVESTOR TIMING & ROLE2 1Source: StepStone. Transaction flow for the twelve months ended December 31, 2022. Excludes transactions categorized as venture capital, tactical growth, real estate, infrastructure or mezzanine, which are strategies not generally expected to be pursued by this co-investment program. Historical figures are subject to change. 2Based on capital committed for transactions completed in the last 36 months ended December 31, 2022. 181 211 237 250 278 273 337 300 10% 10% 10% 11% 9% 10% 10% 4% 0% 5% 10% 15% 20% 25% 0 50 100 150 200 250 300 350 400 2015 2016 2017 2018 2019 2020 2021 2022 # of Co-Investments Reviewed % Completion Rate 29% 71% Post-Signing Pre-Signing / Co-Underwriting 83% 17% Select or Sole Co-Investor Co-Investor / Syndication

50STEPSTONE GROUP Robust Secondaries Capabilities across GP and LP Led Transactions LIMITED PARTNER LED TRANSACTIONS • Emphasis on sponsor and portfolio quality • GP-directed or influenced transactions with the ability to hand-pick select opportunities • Typically purchasing 1-2 select fund interests, managed by highly rated GPs which StepStone knows very well GENERAL PARTNER LED TRANSACTIONS • Emphasis on trophy companies amongst high quality sponsors • Resilient business models with stable / recurring cashflows • Strong alignment amongst both GP and management teams Source: Jefferies Global Secondary Market Review, as of January 2023 ANNUAL TRANSACTION VOLUME ($B) $28 $44 $50 $62 $25 $64 $56 $9 $14 $24 $26 $35 $68 $52 2016 2017 2018 2019 2020 2021 2022 GP Led LP Led $37 $58 $74 $88 $60 $132 $108

51STEPSTONE GROUP StepStone is a Disciplined and Opportunistic Buyer of Secondary Interests Wtd. Avg. Discount – LP interests2 18% 1st and 2nd quartile3 91% STEPSTONE SECONDARY STRATEGY Since inception, StepStone has achieved an aggregate weighted-average discount to NAV of 18% on LP interests transactions 1Source: Jefferies Global Secondary Market Review (January 2023). Average secondary pricing represents the average pricing of buyouts tracked by Jefferies, as a % of NAV to record date as of each period end 2Discounts through September 30, 2022. For LP stake deals only 3Represents purchase of fund interests from 2019 to the present SECONDARY BUYOUT PRICING1 109% 73% 59% 89% 86% 84% 91% 96% 94% 95% 99% 97% 93% 90% 97% 87% 88% Buyout StepStone Average Pricing (LP-Interests) Global Financial Crisis Macro Uncertainty Weighted average purchase price of LP interests: 82% COVID Shutdown

High-Quality GPs Increasingly Leveraging Secondaries

GP-LED VOLUME BY QUARTILE[1,2]

- First and second quartile GPs are increasingly leveraging the secondary market
- Single asset transactions are particularly attractive to top quality GPs who seek to further accrue value from "trophy" assets
- Pre-2018, GP-led market was primarily a solution for GPs searching to restructure zombie funds



2014-2016
8%
First Quartile
28%
Second Quartile
64%
First & Second Quartile
Third and Fourth Quartile



2019-2022
28%
17%
Second Quartile
54%
First Quartile

STEPSTONE GP-LED STRATEGY[3]

100%
Ranked 1st or 2nd Quartile

77%
Ranked 1st Quartile

Manager references are for illustrative purposes only and do not constitute investment recommendations.

[1]Source of GP-Led transactions is based on data from SPI and Preqin for the periods prescribed in the graphs: (2014-2016) and (2019-2021); quartile ranking was assessed using a comparison of the latest available performance for the investments transacted relative to the Private IQ benchmarks for investments of the same vintage. Analysis was completed using transaction data available as of September 2022.

[2]Weighting based on GP quality adjusted for transaction volume. Deals up to Q4 2022 includes all deals closed and pending.

[3]Represents SSOF IV Program GP-Led deployment adjusted for team spinouts, which do not have prior performance track records.

STEPSTONE GROUP 52

53STEPSTONE GROUP -5% 0% 5% 10% 15% 20% 25% 30% Burgiss Private iQ: US Venture Capital Index Burgiss Private iQ: US Buyout Index US Large Cap Equity Index US Small Cap Equity Index US Fixed Income Index Upper Quartile Median Quartile Lower Quartile Access and Selection are Crucial to Venture Capital Performance Venture capital funds exhibit the widest performance disparity of any asset class, stressing the need for access and meaningful allocation to promising managers RETURN DISPERSION 15 YEAR RETURN – QUARTILE ANALYSIS (1981-2018) Information is subject to change and is not a guarantee of future results. Source: Burgiss as of September 30, 2022 for US Funds with vintages from 1981 – 2018. More recent fund vintages are not included above, as they are not in the mature stage of their investment cycle, and their returns would not be meaningful for this analysis. US Large Cap Equity, US Small Cap Equity and US Fixed Income returns are sourced from BNY Mellon as of September 30, 2022.

54STEPSTONE GROUP Great Companies are Created in All Market Cycles VC-BACKED COMPANIES VALUED OVER $1B, FOUNDED BY YEAR AS OF FEBRUARY 18, 2022 Source: Pitchbook. Logos represent $1 billion private and public venture-backed companies based on founding year. *Index values are adjusted for inflation 0 20 40 60 80 100 120 140 160 180 >$1B VC-Backed Companies Founded

55STEPSTONE GROUP VC Investments in the Ground Represent a Large Secondaries Opportunity There is over $1.5 trillion of unrealized net asset value in venture funds that are 2018 or older as a result of strong performance, representing a large opportunity for secondary liquidity solutions $16 $45 $56 $65 $114 $202 $312 $373 $385 2010 2011 2012 2013 2014 2015 2016 2017 2018 UNREALIZED NAV ($B) 2018 AND OLDER FUNDS AS OF JUNE 30, 2022 US VC IRRS IN 2008 VS. 2022 (%) AS OF JUNE 30, 2022 10.8% 33.7% 0.1% 22.9% Pre-GFC (97-05 Vintages) Pre-2020 (10-18 Vintages) Upper Quartile IRR Median IRR Unrealized NAV (2018 and Older Funds): Preqin US VC IRRs in 2009 vs. 2022: Refinitiv.

StepStone Serves as a Partner to LPs, GPs, and Portfolio Companies Across the Venture Life Cycle

StepStone's platform offers a comprehensive suite of venture capital and growth equity solutions



Seed Stage VC (Angel/Micro)
Early Stage VC (Series A)
Later Stage VC (Series B-D+)
Growth Equity
SECONDARIES
StepStone VC Secondaries
DIRECT INVESTMENTS
StepStone Early Stage VC
StepStone VC Opportunities
PRIMARIES
StepStone VC Global Partners
StepStone VC Diversity
StepStone Micro VC
HYBRID
StepStone Tactical Growth

STEPSTONE GROUP 56

57STEPSTONE GROUP Private Equity and Venture Capital Fee-Earning AUM Growth $13 $16 $20 $25 $29 $34 $40 $46 FY'18 FY'19 FY20 FY'21 FY'22 FY'23 Acquired Organic PRIVATE EQUITY FEE-EARNING AUM ($B) 20%+ COMPOUNDED ANNUAL ORGANIC GROWTH

58STEPSTONE GROUP PE Management and Advisory Fee Mix and Opportunities for Growth PRIMARY SECONDARY CO-INVESTMENT MULTI-STRATEGY ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

59STEPSTONE GROUP VC Management and Advisory Fee Mix and Opportunities for Growth PRIMARY SECONDARY CO-INVESTMENT MULTI-STRATEGY ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

60STEPSTONE GROUP Key Takeaways: Private Equity and Venture Capital Largest private markets asset class Private equity and venture capital typically generate the highest returns in the public or private markets LPs are looking for assistance navigating a wide array of GPs that offer significant variability of returns, particularly among venture capital managers and small-to-mid market private equity buyout managers LPs seeking cost effective solutions have limited options to reduce the fee burden across their portfolio StepStone is among the top global independent allocators to private equity Experience, information, and access provide StepStone superior advantages in sourcing and executing compelling co-investments, LP-led secondaries, and GP-led secondaries StepStone has a market leading venture and growth equity platform with the ability to invest across strategy and lifecycle Continued robust demand for co- investments and secondaries Synergies with our expanded venture capital team should allow growth in both separately managed accounts and commingled funds Private wealth represents a major growth opportunity in private equity and venture capital MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

PRIVATE DEBT

62STEPSTONE GROUP Private Debt Key Attributes Private debt offers an ideal replacement option for fixed income investors (yield pick-up) and / or public equity investors (better down-side protection) Private debt offers an attractive risk-adjusted premium over public debt with reliable cash flow structures Majority of private debt instruments are structured as floating rate instruments, mitigating interest rate risk Private borrowers are willing to pay higher spreads given the privacy, reliability and flexibility offered by private lenders Private debt AUM has grown in the upper teens over the last two decades1 Private debt has benefited from structural growth since the global financial crisis driven by disintermediation of banks and public markets RISK / RETURN BENEFITS GROWTH 1Source: Preqin

63STEPSTONE GROUP Risk / Return that Compares Favorably to Public Equivalents Time period 1/1/05 – 12/31/22 Source: S&P 500 Index, Credit Suisse High Yield Index, Barclays Global IG (January 2015 – December 2021) and S&P US Investment Grade Corporate Bond Index (January 2022 – December 2022), Barclays US Treasury 1-3y & 3-5y average, and Credit Suisse Leverage Loans Index as of December 2022. Cliffwater DL Index (Based on broad Cliffwater Direct Lending Index, which includes 30-50% Junior Debt. Senior Debt is expected to have lower drawdowns) based on estimate data as of December 2022. EQUITY-LIKE RETURNS WITH LOWER HISTORICAL VOLATILITY 10% 6% 5% 5% 9% 16% 11% 6% 10% 4% S&P 500 Index High Yield Global US Corporate IG Leveraged Loan DL Index Ann. Return Ann. Volatility ….AND SMALLER DRAWDOWNS -24% -14% -17% -4% 0% -50% -40% -30% -20% -10% 0% S&P 500 Index High Yield Global US Corporate IG Leveraged Loan DL Index Financial Crisis 2008 COVID-19 FY 2022

64STEPSTONE GROUP Private Debt Offers Consistent Spreads Through the Cycle For illustrative purposes only. Source: StepStone, Internal Database, US First Lien Deals (more than 13,000 transactions and $400bn of invested capital). Risk free presents the weighted average of max (LIBOR, LIBOR Floor) of the deals originated within the respective vintages, where the 3-month LIBOR is used as reference rate. Yield includes the cash coupon as well as OID and Arrangement Fees and assumes 3-year expected life. Loss Rates present the annualized vintage loss rates and takes into account any principal loss as well as any interest foregone. One large loss in 2018 was excluded from the analysis since it distorts the analysis. * Data in 2022 are based on Stepstone platform deals; Loss rate of 2021 is based on the realized loss rate of Stepstone platform deals. ** Data in 2023 reflect current gross spread direct lending first lien. Direct lending first lien based on Refinitiv LPC Sponsored Middle Market Private Deals Analysis RISK-ADJUSTED DIRECT LENDING YIELDS HAVE REMAINED ATTRACTIVE THROUGH THE CYCLE (BPS) 466 272 384 533 527 332 202 139 124 117 100 91 96 100 129 237 237 122 101 627 288 377 295 802 817 782 775 703 715 654 713 736 704 672 665 797 709 73 216 145 197 96 40 51 55 101 40 79 38 23 40 17 23 2 0 0 200 400 600 800 1000 1200 1400 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021* Fi gu re s i n bp s Risk Free Yield Earned Above Risk Free Loss Rate Yield Yield Net of Losses 2023**2022*

Private Debt is a Large and Growing Addressable Market

Private debt captures share from public and banking markets


PRIVATE DEBT
captures share from public and banking markets
USA
$835B
HIGH YIELD BONDS²
$1,359B
SYNDICATED LOANS²
$1,250B+
PRIVATE DEBT¹
BANK (~15%)
EUR
$267B
HIGH YIELD BONDS²
$365B
SYNDICATED LOANS²
$470B+
PRIVATE DEBT¹
BANK (~40%)
ASIA
$124B
HIGH YIELD BONDS³
$240B
SYNDICATED LOANS⁴
$75B+
PRIVATE DEBT⁵
BANK (>60%)

1. Total Market Size estimate for Private Debt covers mainly Direct Lending and is based on SSG's observations and calculations, as of Q3 2022. Note: This differs from the Total Addressable Market size as represented by many GPs in the space. 2. Source: Credit Suisse; Data for Europe only includes Western Europe, as of September 2022. 3. Source: Bloomberg Asia High Yield Bond Index, as of September 2022. 4. Source: SSG estimates, as of September 2022. 5. Source: SSG's observations and Preqin market size for Asia Direct Lending, as of September 2022.

STEPSTONE GROUP 65

StepStone Private Debt at a Glance

StepStone's private debt practice is among the top global independent allocators of primary capital[1]

$27B AUM

$14B FEAUM

$17B AUA

70+ INVESTMENT PROFESSIONALS

SIGNIFICANT PRIMARY ALLOCATOR

- Over $30+ billion of private debt Primary / Co-Investment Account commitments approved in the last three years

EXPERTISE

- Customized portfolio construction for institutional clients, especially with insurances, pension plans & endowments
- Senior team experience since 1998 across GPs, direct investors, institutional investors / LPs as well as operating companies

BROAD EXPOSURE ACROSS ASSET CLASS AND CAPITAL STRUCTURE

	PERFORMING: Senior	PERFORMING: Junior / Mezzanine	NON-PERFORMING
Corporate Debt	←	→	✓
Real Estate Debt	←	→	✓
Infrastructure Debt	←	→	✓
Credit Specialties /Opportunities	←	→	✓

1. StepStone metrics as of 3/31/23

STEPSTONE GROUP 66

StepStone Private Debt Platform's Broad Sourcing Capabilities

PRIVATE EQUITY
$314B+
Total Capital Responsibility

SPONSORS

PRIVATE DEBT
$55B+
Total Capital Responsibility

REAL ESTATE
$175B+
Total Capital Responsibility

INFRASTRUCTURE
$74B+
Total Capital Responsibility

REAL ESTATE & INFRASTRUCTURE GPs

CO-INVESTMENT ACCOUNTS (SMAS)
with > 40 GPs

CO-INVESTMENT SINGLE TRANSACTIONS
with > 90 GPs

SECONDARY TRANSACTIONS
with > 20 GPs

CUSTOMIZED GP MANDATES

GP I	GP 2
GP 3	GP 4
GP 5	GP 6
GP 7	GP 8
GP 9	GP 10

400+ Executed Deals LTM

$8B Gross Deployment

CO-INVESTMENTS AND SECONDARIES

INITIAL REVIEW

FURTHER REVIEW

FINAL DUE DILIGENCE

APPROVED



520+
90+
75+
50+

17B+ Reviewed LTM **1.2B+** Committed LTM

Total capital responsibility equals assets under management (AUM) plus assets under advisement (AUA) and is presented as of March 31. 2023. Private Debt includes all asset classes, including Real Estate and Infrastructure debt totaling $11.6 billion. Co-invest and secondary data LTM as of December 31, 2022. Includes internal secondary transfers.

STEPSTONE GROUP 67

StepStone's Flexible Structure Allows for More Efficient Deployment

TRADITIONAL SOLUTIONS

Direct Lending Fund I (2020)	Direct Lending Fund II (2021)	Direct Lending Fund III (2022)

VS.

STEPSTONE SOLUTION

Co-Investment Accounts	Co-Investment Single Transactions	Secondary Transactions

GP I	GP 2	GP 3	GP 4
GP 5	GP 6	GP 7	GP 8

LIMITATIONS

– Availability Subject to Fundraising Cycle
– Dependent on GP's Investment Pace
– Concentrated
– Slow Deployment = Wait for Yield

MERITS

+ Reserved and Flexible Capacity
+ StepStone Controls the Investment Pace
+ Highly Diversified
+ Efficient Deployment = Capital at Work

STEPSTONE GROUP 68

69STEPSTONE GROUP Leading to Stronger Investment Performance Source: StepStone as of Q1 2023 and Preqin 2023 Past performance is not necessarily indicative of future results and there can be no assurance that the investment will achieve comparable results or avoid substantial losses. PRIVATE DEBT OPPORTUNITY COSTS INVESTMENT EFFICIENCY MORE DOLLARS EARNED 1.00x 1.05x 1.10x 1.15x 1.20x 1.25x 2016 2017 2018 2019 2020 2021 2022 Vintage In co m e G en er at ed o n Co m m itm en t (c um ul at iv e) StepStone Primary Funds 35%+ more capital deployed in the first 3 years compared to primary funds 75%+ deployed within 12 months 35%+ more money earned on average after 3.5 years 85%+ more money earned on average after 1 year 0% 20% 40% 60% 80% 100% 0 H1 H2 H3 H4 H5 H6 H7 D ep lo ye d in % o f C om m itt ed half-year (by vintage) Single Funds Benchmark (70% US/30% EU) StepStone Vintage 2016 StepStone Vintage 2017 StepStone Vintage 2018 StepStone Vintage 2019 StepStone Vintage 2020 StepStone Vintage 2021 StepStone Vintage 2022 6 12 18 24 30 36 42 months 0 0% 20% 40% 60% 80% 100% SCAI Single Manager 1 Single Manager 2 Opportunity costs StepStone Single Manager 1 Single Manager 2 months

70STEPSTONE GROUP StepStone has Versatility to Execute Defense and Offense DEFENSE OFFENSE Increased need for primary lending activity through Private Debt Fund OPPORTUNITY: • Lender-friendly market • Attractive spreads • Increased volumes STRATEGY: SENIOR SECURED FIRST LIEN Market liquidity is drying up and banks need to reduce balance sheet OPPORTUNITY: • Higher spreads for providing liquidity • Secondary investments, co-investments, and capital solutions STRATEGY: OPPORTUNISTIC

71STEPSTONE GROUP Private Debt Fee-Earning AUM Growth $4 $5 $6 $11 $12 $14 FY'18 FY'19 FY20 FY'21 FY'22 FY'23 PRIVATE DEBT FEE-EARNING AUM ($B) 30%+ COMPOUNDED ANNUAL GROWTH

72STEPSTONE GROUP Private Debt Management and Advisory Fee Mix and Opportunities for Growth PRIMARY SECONDARY CO-INVESTMENT MULTI-STRATEGY ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

73STEPSTONE GROUP Key Takeaways: Private Debt Private debt offers an ideal replacement option for fixed income investors (yield pick-up with no duration risk) and / or public equity investors (better down-side protection) The addressable market is large, and private debt is capturing share from the public bond market and from banks StepStone is one of the largest allocators in private debt and has one of the largest and most experienced teams in the market StepStone’s broad sourcing capabilities and flexible structure enable efficient and diversified capital deployment leading to superior multiples on committed capital and strong risk adjusted performance StepStone provides LPs access through both commingled funds and highly customized solutions StepStone’s differentiated offering in an expanding asset class should contribute to robust firm-wide earnings growth MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

REAL ESTATE

75STEPSTONE GROUP Real Estate Key Attributes Strategies available across the risk return spectrum from debt to equity Low correlation to stocks Relatively low volatility and attractive Sharpe ratios vs stocks Similar volatility to bonds with higher returns Secondaries can deliver core plus (lower) risk with value- add / opportunistic (higher) returns Large asset class Current income Inflation protection Diversification Inefficient market creates alpha opportunity Rise in interest rates causing market dislocation Attractive conditions for debt, secondaries, recapitalizations and distressed investments Generational changes to the way space is used caused by social, behavioral, and technological changes create opportunities RISK / RETURN BENEFITS GROWTH

StepStone Real Estate at a Glance

$13B AUM

$6B FEAUM

$172B AUA

50+ INVESTMENT PROFESSIONALS

SIGNIFICANT PRIMARY ALLOCATOR

$18 billion allocated to real estate funds in 2022

$2 billion allocated to GP-led secondaries and co-investments in 2022

900+ Meetings with GPs in 2022

PROACTIVE SOURCING

More than $325 billion secondaries and co-investments sourced / $5 billion executed (2%}

Differentiated off-market deal-flow: 71% of SRE secondaries investments non-brokered vs 29% of overall market

Secondaries and co-investment sourcing from manager meetings

EXPERTISE

Partners average over 22 years of experience

Pioneers in RE secondaries (2005) and GP-led secondaries (2009)

Direct investment and advisory/ consulting backgrounds / expertise

Market research driven

StepStone metrics as of 3/31/23

STEPSTONE GROUP 76

77STEPSTONE GROUP Primaries, Secondaries, and Co-investments Work in Concert • Test drive manager • Deal sourcing • Information access • Manager track record, operational & RI DD • Fund terms, structures & legal DD • Test drive manager • Property-level underwriting • Evaluate manager’s risk analysis and deal execution • Assess quality of investment team members POSITIVE FEEDBACK LOOP MARKET RESEARCH FUND INVESTMENTS ACTIVE INVESTMENTS TECHNOLOGY SECONDARIES & CO-INVESTMENTS PRIMARIES $18B+ in Annual Commitments in 2022

StepStone Real Estate's Sourcing Advantage

SOURCING ADVANTAGE *through significant primary capital invested in funds*	=	SUBSTANTIAL DEAL FLOW *from sourcing advantage allows us to be highly selective*	DIRECTLY FROM MANAGERS *largely without intermediaries*

755

fund investments approved for advisory clients since 2000[1]

$159B+

of client capital advised

$18B+

fund investments in 2022*

65+ fund investments*

900+ manager meetings

*includes project-based client recommendations and real estate credit

DIFFERENTIATED PIPELINE[2]



SCREENED
2,594 INVESTMENTS
$325.7B
DUE DILIGENCE
375 INVESTMENTS (14%)
$42.5B
CLOSED
54 INVESTMENTS (2%)
$4.5B

	KPI Team	Monthly Co-Invests Discussed/ Meetings	Monthly Secondaries Discussed/ Meetings
Sourcing	SRE: US/Global Large Opp/Value-Add	11/17 (65%)	6/17 (35%)
	SRE: US Med & Small Opp/Value-Add	6/10 (60%)	1/10 (10%)
	SRE: US Core/Core+	5/11 (45%)	2/11 (18%)
	SRE: US Credit	3/10 (30%)	2/10 (20%)
	SRE: Europe Opp/Value-Add	1/6 (17%)	1/6 (17%)
	SRE: Europe Core/Core+	1/9 (11%)	2/9 (22%)
	SRE: Europe Credit	0/0	0/0
	SRE: Asia	5/8 (63%)	5/8 (63%)
	SRE: Latin America	1/1 (100%)	0/1 (0%)
	>>> Real Estate Sub-Total <<<	33/72 (46%)	19/72 (26%)

As of April 2023

SRE SECONDARIES INVESTMENTS[3*]



20%
80%

*26% Sourced From Manager Advisory Meetings

OVERALL SECONDARIES MARKET



29%
71%
Direct
Intermediary

Past investment activities of the SRE team at Clairvue or at SRE can provide no assurance of future success. It should not be assumed that SREP V will have access to a similarly sized pipeline or that any investments will be comparable in quality, diversity or performance. Data as of September 30, 2022.

1. Figures include investments made by Courtland prior to acquisition by SRE.
2. Represents all Secondaries and Co-investment investments reviewed by SRE from 2019 through YE 2022.
3. Represents all Secondaries investments from 2015 through Q3 2022.

STEPSTONE GROUP 78

SRE's Role in the Evolution of Secondaries


SRE team pioneers in real estate secondaries market
SRE team creates first dedicated GP-led secondaries fund
SRE expanded fund investment / advisory practice creating investment sourcing and information advantage for secondaries
Clairvue Established
Q1 2010
Clairvue Capital Partners II (CCP II)
March 2013
SREP III Initial Closing
August 2015
SREP IV Initial Closing
June 2019
Current fund launch
September 2022
2005
GFC
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Clairvue Capital Partners I (CCP I)
March 2010
StepStone Real Estate Formed
June 2014
Courtland Acquisition
April 2018

PIONEERS
(PRE-2006)

- Before 2006, transaction volume was below $500M per year; era dominated by Liquid Realty (the predecessor to the StepStone real estate team) and select peers

EARLY DEVELOPMENT
(2006-2013)

- SRE team combined direct and secondaries experience to pioneer recaps and other forms of GP-led transactions
- GFC catalyzed real estate secondaries market by introducing LPs to the concept of using secondaries as a portfolio management tool
- High-growth in transaction volume as real estate secondaries benefit from tailwinds of GFC recovery

HIGH GROWTH
(2014-PRESENT)

- New secondaries market entrants emerge as transaction volume expands
- GP-led secondaries become growing fixture of real estate market

STEPSTONE GROUP 79

Growing Real Estate Secondaries Market With Plenty of Runway

While real estate is nearly 2x the size of the private equity market, the real estate secondary market is a fraction of the size of the PE secondary market



AUM
SECONDARIES TRANSACTION VOLUME[4]
Total Market
$11.4 Trillion[1]
Fund Market
$2.1 Trillion[2]
Fund Market
$6.3 Trillion[3]
$12 Billion[5]
$108 Billion[6]
Real Estate
Private Equity
Real Estate
Private Equity

1. MSCI; Prudential views this figure as the invested universe and calculates an investible universe at $31 trillion using top-down methods. 2. As of Q4 2021. Data for closed-ended funds is sourced from Preqin Pro. As of Q4 2021. Data for open-ended funds is aggregated from NFI-Open-End Index, Europe INREV and Asia ANREV Index and SSG database. RE fund capitalization is comprised of $0.7tn of open-ended funds and $1.4tn of close ended funds. 3. Preqin. 4. Secondaries transactions volume refers to amount traded in 2021.
5 Jefferies as of April 2023. 6 Jefferies Global Secondary Market Review, as of January 2023

STEPSTONE GROUP 80

81STEPSTONE GROUP Both LP and GP Secondaries Volumes Poised to Rise LP secondaries help with denominator effect; GP secondaries address funding gap 28% 29% 38% 66% 66% 80% 2017 2018 2019 2020 2021 2022 GP-led LP-led $5.0 $4.5 $6.5 $8.5 $10.6 $12.5 2017 2018 2019 2020 2021 2022 Source: Jeffries LLC, April 2023. GLOBAL REAL ESTATE SECONDARIES VOLUME ($B) SHARE OF REAL ESTATE SECONDARIES VOLUME BY TYPE (% OF GLOBAL VOLUME)

82STEPSTONE GROUP Higher Rates Drive Opportunities for Recapitalizations Sources: StepStone data, Federal Reserve, Bloomberg, March 2023. Figures reflect hypothetical stabilized multifamily asset with 10-year fixed rate debt. $75M $34M Jan-22 Mar-23 Maturing Loan $41M Gap $100M $75M New Loan Cost of Debt 2.8% 6.0% DSCR 2.2x 2.2x LTV 75% 45% Debt Property Value Owner Options: Fund it Recapitalize it OR Equity Sell it via direct sale or default / lender sale OR 0 400 800 1,200 1,600 2,000 2,400 2,800 0 100 200 300 400 500 600 2023 2024 2025 2026 2027 Cu m ul at iv e De bt M at ur in g ($ B) De bt M at ur in g ($ B) Bank CMBS Life Cos. GSE Other Cumulative Source: Trepp The Year-End 2022 data as of Q3 2022; March 2023. 0 200 400 600 800 1000 0 50 100 150 200 250 2022 2023 2024 2025 2026 Cu m ul at iv e D eb t M at ur in g ($ B) D eb t M at ur in g ($ B) Annual Maturities Cumulative Source: PGIM data as of November 2022; March 2023. US COMMERCIAL MORTGAGE MATURITIES ($B) COMMERCIAL MORTGAGE MATURITIES – UK, GERMANY, & FRANCE ($B)

83STEPSTONE GROUP Post-GFC, Shift of Capital Toward Larger Funds Drives Recap Opportunities Source: Preqin data as of March 2022 and StepStone analysis; IREI 2021. "GFC" refers to the global financial crisis of 2008-2010. PROPORTION OF AGGREGATE CAPITAL RAISED BY FUND SIZE THE TOP 10 MANAGERS NOW ACCOUNT FOR 33.2% OF TOTAL REAL ESTATE AUM 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 YEAR OF FINAL CLOSE Less than $250M $250-750M 750M-$1B $1-$3B $3B+

84STEPSTONE GROUP There is a Significant Pipeline of LPs Seeking Liquidity Source: StepStone Real Estate Manager survey data as of Q4 2022, March 2023. NCREIF ODCE FUND REDEMPTION QUEUES ($B) Until the denominator effect resolves, investors seek liquidity from open-ended funds -14% -12% -10% -8% -6% -4% -2% 0% -$30 -$25 -$20 -$15 -$10 -$5 $0 Re de m pt io ns a s % o f N et A ss et s Re de m pt io n Q ue ue ($ B) Quarterly Redemption Queue Share of Net Assets Redemption queues are similar across managers Queues indicative of potential sales volume in closed-end funds Reported NAVs are slow to change Repricing can resolve the denominator effect

85STEPSTONE GROUP Real Estate Fee-Earning AUM Growth $1 $3 $4 $4 $5 $6 FY'18 FY'19 FY'20 FY'21 FY'22 FY'23 REAL ESTATE FEE-EARNING AUM ($B) 40%+ COMPOUNDED ANNUAL GROWTH

86STEPSTONE GROUP Real Estate Management and Advisory Fee Mix and Opportunities for Growth PRIMARY SECONDARY CO-INVESTMENT MULTI-STRATEGY ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

Key Takeaways: Real Estate

MARKET OPPORTUNITY	THE STEPSTONE ADVANTAGE	GROWTH DRIVERS
Real estate is a large asset class offering compelling return, yield, and diversification benefits	StepStone is a pioneer in real estate GP-led secondaries and recapitalizations	StepStone's breadth of solutions across real estate products, markets, capital structures, and strategies allows for growth across economic cycles
Rising interest rates are spurring market dislocations leading to compelling investment opportunities	StepStone's experience and scale in real estate drives differentiated investment opportunities across strategies	Rising interest rates coupled with significant volume of debt maturities provides unique opportunities for recapitalizations. StepStone's flagship GP led secondaries fund, is well positioned to benefit from this trend.
We are entering an attractive point in the economic cycle for secondary volumes driven by LP and GP liquidity needs	StepStone's significant real estate fund investment practice makes us the partner of choice for GPs and drives substantial deal flow and information access for our secondaries and co-investment practices	

STEPSTONE GROUP 87

INFRASTRUCTURE

89STEPSTONE GROUP Infrastructure Key Attributes Potential to invest across risk / return spectrum – Core through Value-add Potential for strong returns as allocations increase and sector matures Potential downside protection due to defensive characteristics Inherent inflation protection through revenue and / or market structures Stable and predictable yield Reduced volatility and low correlation to public markets Fastest growing asset class over the last two decades with annualized growth of AUM of more than 30%1 Increasing investor allocations driven by maturation of the sector Infrastructure needs of society are constantly evolving, leading to significant capital requirement and opportunity for attractive returns RISK / RETURN BENEFITS GROWTH 1Source: Preqin

Significant Investment Need Driven by Major Global Themes

TELECOMMUNICATIONS / DIGITAL INFRASTRUCTURE	ENERGY TRANSITION / RENEWABLES	TRANSPORTATION


DATA CENTERS
CELL TOWERS
FIBER OPTIC NETWORKS
CYBERSECURITY


ENERGY STORAGE
ENERGY TRANSMISSION & DISTRIBUTION
SOLAR & WIND ASSETS
EV INFRASTRUCTURE


TOLL ROADS
AIRPORTS
SEAPORTS
MASS TRANSIT

$7.8 trillion of investments in telecommunications will be needed through 2040 in order to continue investing in line with current trends[1]

$6.9 trillion of investment will be required <u>each year</u> until 2050 to achieve the goal of "net-zero" carbon emissions[2]

$4.5 trillion of investments will be needed in public transport infrastructure by 2030 to meet growing demand, provide sustainable transport options and upgrade the public transit systems[2]

[1]Global Infrastructure Hub, 2023. https://outlook.gihub.org/sectors/telecommunication
[2]The Organization for Economic Co-operation and Development (OECD). Financing Climate Futures, Rethinking Infrastructure.

STEPSTONE GROUP 90

91STEPSTONE GROUP 205 679 667 2,679 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Dry Powder Unrealized Value Number of Fund Managers Number of Funds Raised Infrastructure Sector Growth Brings Scale and Complexity (2) Source: Preqin Data, SIRA analysis as of May 10, 2023 Note(s): (1) Preqin, Preqin Global Report 2023:Infrastructure. Utilizes Preqin’s forecasted CAGR of 13.31% from 2021 to FY2027F but amends the latest data available for September 2022, which matches the total of US$1,197B for 2022. Implied CAGR from September 2022 to FY2027 AUM is 9.68%. (3) Includes independent firms only; does not include other firms such as government, corporate, or bank. (4) Includes commingled infrastructure funds only. (4)(3) Significant growth in capital allocations following the financial crisis – initially led by Australia and Canada, and now growing globally Increased attraction to infrastructure in early 2000s, but over leveraged structures impacted GP market during the GFC Significant increase in number and scope of infrastructure funds in the market: over 220 funds currently in the market seeking over $400B of capital INFRASTRUCTURE MARKET GROWTH ($B) LPs need assistance navigating the infrastructure landscape

StepStone Infrastructure at a Glance

$27B	$19B	$51B	60+
AUM	FEAUM	AUA	INVESTMENT PROFESSIONALS

EXPERTISE

Close-knit, experienced team of significant scale and global presence

Breadth of experience as GPs, direct investors, institutional investors / LPs, and operators

15 Partners and Senior Managing Directors with approximately 20 years of average investment experience

SIGNIFICANT ALLOCATOR

Over **$50 billion** of Infrastructure primary commitments approved across **almost 200 funds** since 2014[1]

Annual deployment now in excess of **$15 billion** across **primaries, secondaries and co-investments**

Proactive calling and outreach effort with GPs - **Over 950 GP** meetings in last twelve months

INVESTMENT EXCELLENCE

Global coverage and access enables **highly selective investment process**

Over **$15 billion** of co-investments made since 2016 across over 139 **separate investments**

Strong investment performance across client strategies and risk / return spectrum

[1]Based on the SPI database as of March 31, 2023.

STEPSTONE GROUP 92

93STEPSTONE GROUP StepStone Holds Strong Market Position in Infrastructure Solutions AUM OF INFRASTRUCTURE SOLUTIONS PROVIDERS ($B) YEAR OF INFRA INCEPTION Source: StepStone and public filings, as of March 31, 2023 $27B PEER 1 2000 PEER 2 2003 PEER 3 2006 PEER 4 2007 PEER 5 2009 PEER 6 2012 2014

94STEPSTONE GROUP Source: SIRA Analysis $6.7B $35.0B 29 Deals 90 Deals 2016 2021 • Market complexity expanding with an increasing number of sectors, strategies and geographies for investors to consider 17% 28% 7% 24% 17% 7% 5% 13% 32% 3%7% 21% 10% 9% Power & Gas Renewables Telecommunications Commodities Logistics Social Transportation Utilities Energy Transition 2016 2021 • Investor appetite for co-investment is increasing rapidly, outstripping overall market growth by 2x over the last 5 years Co-Investment Growth Significant for Investors… CO-INVESTMENT MARKET SNAPSHOT FROM ~60 TOP GPs CO-INVESTMENT MARKET SNAPSHOT BY SECTOR

...and for StepStone

STEPSTONE inside private markets

STEPSTONE INFRASTRUCTURE CO-INVESTMENT ACTIVITY

StepStone has experienced significant growth in sourcing, deal execution and deployment in co-investments


~200 Sourced
28 Deals
$3B+
~90 Sourced
2 Deals
$0.1B
2016
2021

Source: SIRA Analysis

- Highly active GP engagement model (950+ meetings per year) and substantial annual primary deployment allows SIRA to capture significant co-investment deal flow from GPs
- Large pool of opportunities combined with proprietary market intelligence creates a highly selective model (selecting only 10-15% of deals reviewed)
- Large scale, global team with significant direct investment experience enables high quality underwriting driven strong investment performance for investors

STEPSTONE GROUP 95

96STEPSTONE GROUP Secular Trends Support Growth in Infrastructure Secondaries • Infrastructure AUM has been growing rapidly, creating a larger pool of assets potentially available to trade in the secondary market 1Source: Preqin, GSAM 2.1 2.2 2.3 2.4 2.8 3.2 3.8 4.6 5.3 0.3 0.3 0.3 0.4 0.4 0.5 0.6 0.7 0.9 $0 $1 $2 $3 $4 $5 $6 2013 2014 2015 2016 2017 2018 2019 2020 2021 U S$ T ril lio ns Private Equity AUM Infrastructure AUM INFRASTRUCTURE, PE AUM AND SECONDARY VOLUME TRENDS ($T)1 AUM Growth CAGR ('13-'21) PE Infrastructure 12.0% 15.8% • As the infrastructure market matures, the % of total AUM that trades each year is expected to increase towards levels seen in the more established private equity secondary market Secondaries as a % of AUM PE: 2.3% INFRASTRUCTURE: 1.4%

97STEPSTONE GROUP Infrastructure Fee-Earning AUM Growth $5 $8 $11 $13 $18 $19 FY'18 FY'19 FY20 FY'21 FY'22 FY'23 INFRASTRUCTURE FEE-EARNING AUM ($B) 30%+ COMPOUNDED ANNUAL GROWTH

98STEPSTONE GROUP Infrastructure Management and Advisory Fee Mix and Opportunities for Growth PRIMARY SECONDARY CO-INVESTMENT MULTI-STRATEGY ADVISORY SEPARATELY MANAGED ACCOUNTS COMMINGLED FUNDS PRIVATE WEALTH Not Offered / N/A Contribution of Management and Advisory Fees Heavy Contribution Light Contribution New Growth Opportunity

99STEPSTONE GROUP Key Takeaways: Infrastructure Global themes focused on transportation, renewables, and telecommunications are driving trillions of dollars of infrastructure investments over the coming decades As the infrastructure market matures, there is growing need for infrastructure solutions to address significant investment complexity and added choice for investors StepStone has an experienced global team, and we believe we have a dominant market position StepStone’s global platform, widespread coverage, and leading access to quality investment opportunities position us to help investors navigate the evolving infrastructure landscape StepStone’s strong existing advisory and separately managed account model is being complemented by commingled fund offerings across both institutional and private wealth to meet clients’ growing demands MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

DATA AND TECHNOLOGY

101STEPSTONE GROUP Data and Technology Help Power our Solutions • 30+ person team dedicated to software development (staff and contractors) • 8-person Portfolio Management team developing industry-leading tools and optimizing portfolio construction • Digitizing offline processes to drive efficiency • Ability to integrate third-party applications and new technology • Cost offset by SPI licensing, and ability to incentivize AUM Leveraging STEP proprietary data and technology capabilities to Enhance the investment process Improve the client experience Streamline and unify firm operations Enable new products and services Contents Title Contents Title IN-HOUSE OUTSOURCING Strategy for In-house Development

102STEPSTONE GROUP Digitizing the Investment Process through Technology INVESTMENT SELECTION PORTFOLIO PLANNING PORTFOLIO REPORTING Note: Number of professionals as of March 31, 2023 • Identify and select fund managers using a research library of StepStone’s due diligence from over 320 investment professionals • Monitor and analyze portfolios with real- time access to a fast and intuitive platform tailored for investment professionals • Forecast cash flows and exposures for your portfolio with customized commitment and return assumptions • Estimate private portfolios in real time by leveraging StepStone’s extensive database of historic private market valuations and their correlations to public markets INVESTMENT VALUATION DVE

103STEPSTONE GROUP SPI: Front End Decision Tool Provides Leading Intelligence Access & Transparency Leading Research Industry white papers, general partner profiles, fund reviews, investment memos and company profiles First-hand accounts and perspectives provided by StepStone’s research team from meetings held with General Partners Sophisticated Analytical Tools StepStone tracks detailed investment performance data at the fund level and deal level, and operational performance data at the asset level to provide more intelligent analytical tools in choosing managers and underwriting coinvestment and secondary transactions SPI is differentiated and offers several advantages that help investors manage private markets portfolios 26% 35% 36% 33% 20% 25% 29% 24% 21% 24% 21% 15% 16% 14% 10% 28% 26% 31% 36% 25% 26% 23% 30% 26% 25% 30% 40% 42% 56% 70% 20% 18% 19% 16% 31% 28% 24% 22% 25% 24% 23% 25% 25% 18% 13% 10% 8% 8% 7% 14% 7% 12% 12% 13% 13% 13% 11% 8% 6% 4% 15% 12% 7% 8% 10% 15% 12% 12% 15% 13% 13% 8% 9% 6% 3% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Buyout TVM Distribution by Invested Capital - All Deals < 1x >= 1x - <2x >= 2x - <3x >= 3x - <=4x >= 4x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.0x 0.1x 0.3x 0.5x 0.9x 0.3x 0.3x 0.5x 1.0x 1.0x 0.9x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.0x 1.9x 1.5x 1.2x 1.5x 1.9x 2.0x 1.9x 1.9x 1.9x 1.9x 1.8x 1.7x 1.5x 1.3x 1.3x 3.5x 2.9x 2.5x 2.6x 3.1x 3.1x 3.0x 3.2x 3.2x 3.0x 3.1x 2.7x 2.4x 2.0x 1.8x 9.9x 6.9x 5.1x 5.7x 6.9x 6.3x 6.5x 6.9x 7.1x 6.6x 6.1x 5.7x 5.1x 4.3x 3.2x 0.0x 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 2005 1,050 2006 1,339 2007 1,742 2008 1,292 2009 838 2010 1,385 2011 1,359 2012 1,393 2013 1,162 2014 1,474 2015 1,609 2016 1,648 2017 1,703 2018 1,726 2019 1,459 TVM Quartiles - Buyout - All Deals 1st Quartile 2nd Quartile 3rd Quartile 4th Quartile Year # Deals

104STEPSTONE GROUP SPI Advantage: Access and Transparency SPI provides greater access and transparency into StepStone’s investment process than is usually provided from traditional private markets asset managers Traditional Private Markets Asset manager • Much of the work is performed behind the scenes • Clients are presented with investment recommendations only after the consultant has reviewed dozens of fund opportunities StepStone via SPI • Clients can view research on all funds covered by StepStone throughout the investment process • Provides insights on who the competitive managers are out of a given opportunity set

SPI Advantage: Sophisticated Analytical Tools

StepStone leverages proprietary data sets and has a clear information advantage with market-leading sample sizes. SPI tracks data on the following:

- 16,000 General Partners
- 42,000 Funds
- 82,000 Companies
- 195,000 Investments

StepStone's Drivers of Investment Returns (DIR™)

Allows an LP to deconstruct performance between operational improvement, valuation expansion, and leverage

StepStone's Deal-Level Performance Analyzer (DLPA™)

Reviews 200k+ portfolio companies and assets across over 40k+ funds to compare performance across managers, geography, industry, and size, and identify manager outperformance across a variety of search criteria



DIR™ Analysis
USD in mm
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
1,855
1.0x
841
0.5x (18%)
2,724
1.5x (59%)
534
0.3x (12%)
-147
-0.1x (-3%)
2,003
1.1x (43%)
-1,339
-0.7x (-29%)
6,472
3.5x
(without Excluded)
243
1.0x
(Excluded only)
178
0.7x
(Excluded only)
6,893
3.3x (Overall)
Invested Capital
Revenue Growth
EBITDA Margin Expansion
Market Multiple Expansion
GP EBITDA Multiple Contraction
Acquisition Leverage
Post-Acquisition Leveraging
Total Value
Excluded Deals: Invested Capital
Excluded Deals: Gain
Total Value (Overall)



Deal-Level Performance Analyzer

Data as of March 31, 2023

STEPSTONE GROUP 105

Omni Portfolio Reporting: Powerful, Secure, Integrated, and Easy to Use

Omni's powerful analytics capabilities and interactive dashboards provide sophisticated investors valuable insights into portfolio performance and exposures

POWERFUL & PROVEN
- Proprietary data sets where StepStone has a clear informational advantage and market-leading sample sizes

SECURE & CONFIDENTIAL
- Access advanced analytics tailored for private market professionals on a secure platform

FAST & INTUITIVE
- Web-based interface provides clients with easy-to-use exports

IN-HOUSE SUPPORT
- Users are supported by a dedicated team of support and maintenance professionals

FULLY INTEGRATED
- Fully integrated with SPI and Pacing analysis

NEW FEATURES
- StepStone is continuously expanding Omni features with updated capabilities

$900B+ Investor Commitments

20,000+ Unique Investments

30+ In-House Software Engineers

Data as of March 31, 2023

STEPSTONE GROUP 106

Pacing: Transforming Data Into Insights

Pacing is StepStone's web-based portfolio forecasting and planning tool

- Pacing helps LPs forecast future cash flows and NAVs, customize inputs, generate commitment schedule to achieve target allocations, and anticipate liquidity needs
- StepStone utilizes hundreds of thousands of data points, leveraging internal databases as well as external fees to produce a sophisticated and informed approach to estimating cash flow
- Users may fine-tune projections by creating their own strategy classifications or underwriting funds on an individual basis


A FEW FUNDS
A UNIVERSE
STATISTICAL INSIGHTS
Cumulative Cash Flows
Years
Contributions

STEPSTONE GROUP 107

Daily Valuation Engine: Providing Real Time Visibility into Private Portfolios

The **Daily Valuation Engine (DVE)** is a model to provide quarterly valuations for private assets leveraging StepStone's data tracking capabilities

2,600+
Funds

65,000+
Quarterly Valuations

$2T+
NAV

PRIVATE MARKETS CHALLENGE

Quarter-end valuations for private market assets are typically reported with a 60-to-120-day lag

STEPSTONE SOLUTIONS

DVE leverages StepStone's proprietary data and technology with public market returns to produce valuation estimates with an error rate under 2%

APPLICATIONS

- Pension plans that require mark-to-market valuations at year-end
- Clients' portfolio construction analysis and investment pacing decisions using the updated valuations
- 401K plans that require daily valuation
- Liquid Private Market products with monthly valuations

STEPSTONE GROUP 108

Data and Technology Help Fuel StepStone's Private Markets Solutions

StepStone utilizes data and technology to deliver superior risk-adjusted net returns and to overcome risk and liquidity hurdles to enable unique private market solutions while providing greater transparency to our clients

BETTER RISK ADJUSTED RETURNS

PROPRIETARY INSIGHTS
Superior underwriting capabilities for co-investments and secondaries

COVERAGE
Broader market coverage

DATA & INTELLIGENCE
Better intelligence for strategic asset allocation

EFFICIENCY
More efficient investment decisions

STRONG TOOLS
Strongest tools to evaluate fund managers

ENABLING OF UNIQUE SOLUTIONS

PRIVATE WEALTH
Evergreen, private wealth products

INSURANCE
Insurance offerings / rated feeder funds

DEFINED CONTRIBUTION
Retirement funds

CUSTOMIZED PORTFOLIOS
Purpose-built solutions

STEPSTONE GROUP 109

PRIVATE WEALTH

Private Wealth Offers a Substantial Market Opportunity

STEPSTONE
inside private markets

"Individual" assets recently surpassed "Institutional" and "Defined Contribution" assets. This trend is expected to continue into 2030, resulting in growing demand for products and distribution teams customized for the individual investor

GLOBAL AUM BY INVESTOR TYPE (%)



35%
20%
45%
+7%
31%
16%
52%
+9%
26%
13%
61%
2014
2021
2030E
Individual
Defined Contribution
Institutional

> 15%

On average, institutional investors have greater than 15% of their portfolio allocated to private markets

< 5%

In contrast, individual US investors have under 5% of their overall portfolio allocation in private markets

2x

Experts expect individual investors to double their exposure to private markets in upcoming years

Source: Indefi GROM, Indefi Analysis, Simfund & BCG Annual Private Equity Report
"Institutional" represents defined benefit insurance, endowments, foundations, sovereign wealth, and corporate treasury. The Individual channel is comprised of assets from retail and private banks, financial advisors, family offices, as well as direct.

STEPSTONE GROUP 111

112STEPSTONE GROUP The Wealth Channel Remains Vastly Under Allocated to the Private Markets Individual challenges for accessing the private markets 4% 28% 31% 37% 38% HNWI Sovereign Wealth Funds Public Pension Funds Endowments Single Family Offcies CURRENT TARGET ALLOCATION TO PRIVATE MARKETS ALTERNATIVES High Investment Minimums & Suitability Requirements Capital Calls, Illiquidity, and Unpredictable Cash Flows K-1 Complexity & Tax Reporting Delays Lack of Transparency, Manager Access & Diversification Market Saturated by Single-Manager Products ? Preqin Global Report 2022, Hodes Weill & Associates: Institutional Real Estate Allocations Monitor and UBS Global Family Office Report 2022, Oliver Wyman, Morgan Stanley.

113STEPSTONE GROUP StepStone Brings Institutional Private Market Returns to the Individual Investor StepStone Private Wealth (“SPW”) was formed to convert the advantages of private markets enjoyed by institutional investors to opportunities for high-net-worth investors and smaller institutions Institutional Investments invested pari-passu with institutional funds and clients Strong Performance across Private Equity, Real Estate, Infrastructure, and Private Debt Open Architecture seeks to produce superior risk-adjusted returns with low volatility through secondary, and primary investments Access to secondaries and co-investment allows for immediate deployment and superior net returns STEPSTONE ADVANTAGE Comprehensive exposure to the private markets SPW utilizes StepStone’s senior investment expertise and proprietary suite of integrated data and technology solutions to complete comprehensive due diligence and make better investment decisions

StepStone has Invested in Robust Distribution

- StepStone continues to expand its offerings and maintains a more than 50 person dedicated private wealth team
- Distribution networks extend across RIAs, Independent Broker Dealers, Wirehouses, and International platforms
- StepStone leverages the extensive, global relationships of our institutional business development team

DISTRIBUTION CHANNELS

- Registered Investment Advisors
- Independent Broker Dealers
- Wirehouses
- International

ACTIVITY LEVELS IN 2022

102K	4K	3K	3K
Emails sent to advisors	Voicemails left for advisors	Calls with advisors	Meetings with advisors

StepStone data

STEPSTONE GROUP 114

115STEPSTONE GROUP StepStone Private Wealth is Building on Positive Momentum $0.1 $0.1 $0.1 $0.2 $0.3 $0.5 $0.6 $0.8 $1.2 $1.5 $1.7 FEE-EARNING AUM ($B) Quarters are represented as calendar quarter, and includes subscriptions through quarter-end Q2 2023 AUM as of May 30, 2023,and includes June 1 subscriptions 9 28 37 70 86 107 124 143 157 182 184 DISTRIBUTION PARTNERS (#)

Product Overview: SPRIM – Core Private Market Solution

SPRIM is a single ticket, core private market solution to give accredited investors fully diversified exposure to private markets across asset class, strategy, and manager via a convenient, efficient, and transparent product

TARGET ASSET CLASS



- Private Equity: 60-80%
- Real Assets: 15-30%
- Private Debt: 5-15%

TARGET STRATEGY



- Secondary: 40-70%
- Co-Investment: 20-50%
- Primary: 0-15%

Portfolio Highlights[1]

- 2,000+ portfolio companies
- 132 investment funds
- 24 co-investments
- 100 general partners

Fund Performance[1]

- Launched October 2020
- NAV of $1.4B as of June 1, 2023
- 92% total return since inception
- 29% annualized return since inception

[1]As of May 1, 2023

Investment Friendly Features

- Accredited investor eligible
- Low investment minimum of $50,000
- Monthly subscription
- Quarterly redemption of up to 5% per quarter at NAV
- No capital calls
- 1099 tax reporting
- Low fees
    - 1.4% management fee on NAV
    - No carried interest

STEPSTONE GROUP 116

117STEPSTONE GROUP Product Overview: SPRING – Venture Capital and Growth Equity • SPRING is a broadly diversified venture and growth strategy, predominantly emphasizing shorter duration, higher IRR opportunities via secondaries, later stage direct investments and seasoned primary fund investments • Leverages an open architecture approach emphasizing best-in-class managers across all sectors of the innovation economy and across all investment stages Fund Performance • Launched November 2022 • NAV of $0.3B as of June 1, 2023 • 20% total return since inception Investment Friendly Features • Eligible for qualified client • Monthly subscription • Quarterly redemption of up to 2.5% per quarter at NAV • 1099 tax reporting • 1.5% management fee on NAV • 15% incentive fee, accrued monthly and paid annually, subject to a life-to-date high-watermark TARGET ASSET CLASS TARGET STRATEGY Venture Capital: 60-75% Growth Equity: 20-35% Other Private Market: 0-10% Secondary: 50-70% Primary Direct: 20-40% Primary Fund: 5-15%

118STEPSTONE GROUP Key Takeaways: Private Wealth Individual investible assets are growing faster than institutional assets Private wealth is among the fastest growing client bases within alternative investments The individual investor remains significantly under allocated to the private markets StepStone’s open architecture, multi-manager platform is the most logical solution for individual investors StepStone brings institutional expertise and a focus on customized solutions to the individual investor by leveraging the breadth of our strategies and asset classes, a purpose-built product structure, and leading technology Our global platform supports global investment opportunities StepStone Private Wealth should benefit from the robust distribution network we have built over the last two and a half years, and we continue to expand with new distribution partners Our strong track record provides a compelling value proposition Expansion into new products and asset classes should accelerate the strong growth we are already achieving MARKET OPPORTUNITY THE STEPSTONE ADVANTAGE GROWTH DRIVERS

CONCLUDING REMARKS

APPENDIX

121STEPSTONE GROUP Understanding StepStone’s Private Markets Strategies PRIMARY FUND INVESTMENT • Investments into a general partnership private market fund. • StepStone navigates a complex network of over 40,000 funds, helping our clients deploy capital across asset classes and geographies. • StepStone leverages our scale to negotiate fee discounts, thereby mitigating any additional layers of fees while assisting our clients in investing in a targeted and diversified manner. CO-INVESTMENT • Investments into a single company, property, security, or asset that occur outside of a sponsor’s fund, but at the same time, and price as the general partner. • A general partner will partner with co-investors in order to source additional capital to fund a transaction, or to limit the concentration of any single asset in its fund. • Co-investment is an efficient means to build a targeted, lower cost, private market portfolio. • StepStone has the scale, relationship, and data needed to swiftly identify and underwrite co-investment opportunities for our clients at a lower management and performance fee than our clients would typically pay a traditional private markets sponsor. SECONDARY INVESTMENT • Purchase of an existing stake or asset in a primary fund. • Secondary transactions can be purchased from other limited partners, where the existing LP transfers the rights and obligations to the new LP purchaser, or directly from the general partner, where one or several assets are transferred into a new continuation vehicle. • Secondary transactions offer multiple benefits including: • Immediate deployment of funds, rather than deployment over an extended investment period, thereby mitigating the J-curve. • Known investments, rather than a commitment to a blind pool. • Instant diversification across vintage years, helping mitigate concentration to specific economic cycles. • StepStone leverages our scale, information, and underwriting to source the highest quality assets at favorable prices for our clients.

122STEPSTONE GROUP SEPARATELY MANAGED ACCOUNTS • Owned by one client and managed according to their specific preferences • Address client’s specific portfolio risk / return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset FOCUSED COMMINGLED FUNDS • Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone’s multi-asset class expertise ADVISORY AND DATA SERVICES • Recurring support of portfolio • Construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI and OMNI • Portfolio analytics and reporting Understanding StepStone’s Commercial Structures

StepStone's Powerful, Integrated Platform

STEPSTONE inside private markets

StepStone's process leverages specialized expertise across the platform leveraging sector / geographic experts, asset class resources, SPI database and legal and structuring resources

INVESTMENT TEAMS

PRIVATE EQUITY	REAL ESTATE	INFRASTRUCTURE	PRIVATE DEBT	GEOGRAPHY	INVESTMENT STRATEGIES
• US Small Buyout • US Mid Cap Buyout • US Large / Global Buyout • Venture Capital & Growth Equity • Energy • Distressed & Restructuring	• Core / Core Plus • Large Cap Value Add / Opportunistic • Medium / Small Cap Value Add / Opportunistic • Credit	• Clean Energy / Renewables • Power & Utilities • Telecommunications • Transport • Asset Leading Strategies • Agriculture & Timber	• Corporate • Real Estate • Infrastructure • Credit Specialties	• North America • Europe, Middle East & Africa • Asia & Australia • Latin America	• Primary Fund Investment • Secondary Investment • Co-Investment

ENTERPRISE SERVICES

Business Development	Data, Science & Engineering	Monitoring & Reporting	Legal, Compliance, & Tax	Marketing & Client Services	Finance, Fund Accounting, & Investor Relations	Operational Due Diligence

STEPSTONE GROUP 123

124STEPSTONE GROUP Blue-chip, Sophisticated, Global Clientele Note: As of March 31, 2023 1 Our top 10 clients comprise over 50 separate mandates and commitments to commingled funds. 2 Includes ~46% of management and advisory fee contribution from focused commingled funds. 59%26% 7% 8% > 7 years 3-7 years 1-3 years < 1 year 35% 22% 20% 17% 3% 3% North America Asia/Australia Europe Middle East Central and South America Rest of World 37% 15%16% 9% 10% 7% 6% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM MGMT AND ADVISORY FEES (%) BY GEOGRAPHY LTM MGMT AND ADVISORY FEES (%) BY REMAINING ACCOUNT TENOR LTM MGMT FEES (%) BY CLIENT LTM MGMT AND ADVISORY FEES (%) 25% 7% 68% Top 10 Top 11-20 Other 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

PRIVATE EQUITY

- Total AUM: $72B
  - SMA AUM: $36B
  - FCF AUM: $36B
- Advisory AUA: $242B
- $42B Approved in 2022

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	17.4%	1.6x
SECONDARIES	18.0%	1.5x
CO-INVESTMENTS[7]	20.7%	1.7x

REAL ESTATE

- Total AUM: $13B
  - SMA AUM: $5B
  - FCF AUM: $4B
  - Advisory AUM: $4B
- Advisory AUA: $172B
- $18B Approved in 2022

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	8.8%	1.6x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.1%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	5.9%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	13.8%	1.3x

INFRASTRUCTURE

- Total AUM: $27B
  - SMA AUM: $25B
  - FCF AUM: $1B
  - Advisory AUM: $2B
- Advisory AUA: $51B
- $14B Approved in 2022

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	10.7%
SECONDARIES	10.5%
CO-INVESTMENTS[7]	9.3%

PRIVATE DEBT

- Total AUM: $27B
  - SMA AUM: $16B
  - FCF AUM: $3B
  - Advisory AUM: $7B
- Advisory AUA: $17B
- $6B Approved in 2022

INVESTMENT STRATEGY[1,4,8]	NET IRR[3]
DIRECT LENDING	6.5%
DISTRESSED DEBT	9.3%
OTHER[9]	6.0%

Note: Approvals are LTM as of December 31, 2022. Excludes legacy funds, feeder funds and research-only, non-advisory services.
Amounts may not sum to total due to rounding. SMA – Separately managed accounts. FCF – Focused commingled funds.
AUM and AUA figures are as of March 31, 2023. Reflects final data for the prior period (December 31, 2022), adjusted for net new client account activity through March 31, 2023. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of December 31, 2022, as reported by underlying managers up to 114 days following December 31, 2022. When NAV data is not available 114 days following December 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 125

126STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions pages in the following slides. 1 Investment returns reflect NAV data for underlying investments as of December 31, 2022, as reported by underlying managers up to 114 days following December 31, 2022. For investment returns where NAV data is not available 114 days following December 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 2 Private equity includes 2,384 investments totaling $168.8 billion of capital commitments and excludes (i) two advisory co-investments, totaling $100.0 million of capital commitments, (ii) all client-directed private equity investments (245 investments totaling $27.5 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above and are net of fees and expenses charged by both the underlying investment and hypothetical StepStone fees. The aggregate returns are not indicative of the returns an individual investor would receive from these investments. No individual investor received the aggregate returns described herein as the investments were made across multiple mandates over multiple years. StepStone fees and expenses are based on the following assumptions (management fees and expenses represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fees (and on NAV for private debt), charged quarterly. (ii) Secondaries: 125 basis points (60 basis points for infrastructure) of capital commitments in years 1 through 4 for management fees, charged quarterly. In year 5, management fees step down to 90% of the previous year’s fee; 65 basis points for private debt, assessed quarterly on the net asset value. (iii) Co-investments: 100 basis points (85 and 50 basis points for infrastructure co-investments and direct asset management investments, respectively) on net committed capital for management fees, charged quarterly; 65 basis points for private debt, assessed quarterly on the net asset value. (iv) All investment types assess 5 basis points of capital commitments for fund expenses, charged quarterly, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (v) Private equity and infrastructure secondaries and co-investments include 12.5% and 10.0% of paid and unrealized carry, respectively, with an 8.0% preferred return hurdle. Real estate secondaries and co-investments include 15.0% of paid and unrealized carry, with an 8.0% preferred return hurdle. Private debt secondaries and co-investments include 10.0% of paid and unrealized carry, with an 5.0% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real estate includes 466 investments totaling $73.4 billion of capital commitments and excludes (i) all client-directed real estate investments (78 investments totaling $11.7 billion of capital commitments), (ii) nine secondary/co-investment core/core+ or credit investments, totaling $537.0 million, (iii) four advisory fund investments totaling $463.6 million of capital commitments, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 224 investments totaling $46.3 billion of capital commitments and excludes (i) 11 infrastructure investments made by the Partnership prior to the formation of the infrastructure subsidiary in 2013 or made prior to the Courtland acquisition totaling $501.9 million of capital commitments, (ii) all client-directed infrastructure investments (27 investments totaling $4.1 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. 7 Co-investments includes venture capital and growth equity direct investments for private equity, and asset management investments for infrastructure. 8 Private debt includes 766 investments totaling $43.5 billion of capital commitments and excludes (i) all client-directed debt investments (40 investments, totaling $2.9 billion of capital commitments), (ii) real estate credit investments that were recommended by Courtland Partners, Ltd. prior to the Courtland acquisition (54 investments totaling $5.2 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. 9 Other includes mezzanine debt, collateralized loan obligations, leasing, regulatory capital, trade finance, intellectual property/royalty, real estate debt and infrastructure debt. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

127STEPSTONE GROUP Reconciliation of GAAP Income (Loss) before Income Tax to ANI and FRE Note: See definitions of non-GAAP measures in the following slides. 1 Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests. 2 Reflects equity-based compensation for awards granted prior to and in connection with the IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth Transaction. 3 Includes certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. 4 Represents corporate income taxes at a blended statutory rate applied to pre-tax adjusted net income. 5 Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company’s consolidated subsidiaries that are not 100% owned. 6 Excludes the impact of consolidating the Consolidated Funds. 7 Excludes amounts for Tax Receivable Agreements adjustments recognized as other income (loss). (in thousands) F4Q'20 F1Q'21 F2Q'21 F3Q'21 F4Q'21 F1Q'22 F2Q'22 F3Q'22 F4Q'22 F1Q'23 F2Q'23 F3Q'23 F4Q'23 Income (loss) before income tax 148,740$ 65,903$ 127,742$ 226,446$ 337,849$ 529,993$ 534,460$ 559,605$ 512,581$ 351,454$ 163,250$ 6,883$ (41,454)$ Net income attributable to non-controlling interests in subsidiaries(1) (12,052) (14,300) (21,383) (22,013) (23,952) (24,986) (21,908) (23,996) (28,100) (30,496) (34,576) (37,662) (39,054) Net (income) loss attributable to non-controlling interests in legacy Greenspring entities - - - - - - - (17,890) (32,586) (23,982) (8,625) 18,231 44,075 Unrealized carried interest allocation revenue (161,819) 4,410 (86,854) (252,395) (433,827) (742,366) (728,712) (710,566) (585,851) (295,502) 25,131 221,033 253,342 Unrealized performance fee-related compensation 82,701 (2,725) 42,014 122,636 215,508 369,755 365,428 360,167 312,903 172,778 12,446 (87,797) (119,039) Unrealized investment (income) loss (2,873) 523 (1,692) (4,599) (11,066) (19,272) (20,364) (22,743) (17,661) (10,578) (19) 6,731 8,012 Impact of Consolidated Funds - - - - - - - - - - - (4,895) (8,897) Deferred incentive fees 799 4,345 4,700 4,700 4,700 5,196 5,811 5,811 1,438 (2,604) (690) (690) 3,892 Equity-based compensation(2) 1,915 1,923 2,400 5,124 7,848 11,000 13,146 13,169 13,174 12,610 12,637 16,852 21,914 Amortization of intangibles 5,028 4,520 4,012 3,504 3,339 3,124 4,159 14,282 24,497 34,748 43,748 43,660 43,481 Write-off of unamortized deferred financing costs - - 3,526 3,526 3,526 3,526 - - - - - - - Tax Receivable Agreements adjustments through earnings - - - - - - 1,391 1,391 (3,560) (3,560) (4,951) (4,951) (244) Non-core items(3) 4,419 6,675 5,843 5,409 6,342 5,992 15,996 16,856 26,260 26,555 19,232 27,556 17,580 Pre-tax adjusted net income 66,858 71,274 80,308 92,338 110,267 141,962 169,407 196,086 223,095 231,423 227,583 204,951 183,608 Income taxes(4) (16,715) (17,819) (20,078) (23,086) (24,865) (31,506) (37,098) (42,231) (50,152) (51,879) (50,893) (45,689) (40,945) Adjusted net income 50,143 53,455 60,230 69,252 85,402 110,456 132,309 153,855 172,943 179,544 176,690 159,262 142,663 Income taxes(4) 16,715 17,819 20,078 23,086 24,865 31,506 37,098 42,231 50,152 51,879 50,893 45,689 40,945 Realized carried interest allocation revenue (46,177) (36,915) (34,412) (40,894) (62,953) (109,278) (153,253) (193,749) (200,718) (224,362) (194,300) (144,061) (131,089) Realized performance fee-related compensation(5) 26,958 22,078 20,505 20,328 30,532 52,940 74,910 98,702 91,208 107,635 94,484 72,177 79,846 Realized investment income (4,053) (3,003) (3,169) (4,924) (5,341) (6,737) (8,507) (7,997) (8,499) (8,057) (7,738) (6,577) (5,503) Incentive fees (3,410) (5,377) (5,798) (5,882) (5,474) (6,067) (6,667) (6,381) (11,593) (7,411) (10,980) (13,933) (9,663) Deferred incentive fees (799) (4,345) (4,700) (4,700) (4,700) (5,196) (5,811) (5,811) (1,438) 2,604 690 690 (3,892) Non-GAAP interest income(6) (1,436) (1,196) (955) (639) (413) (399) (440) (400) (337) (268) (418) (1,076) (1,726) Interest expense 10,211 9,526 12,225 9,817 7,360 5,309 127 644 1,113 1,694 2,423 2,991 4,189 Adjusted other (income) loss(6)(7) 1,355 924 782 (264) (220) 437 1,240 2,312 1,311 1,978 2,051 1,420 1,334 Write-off of unamortized deferred financing costs - - (3,526) (3,526) (3,526) (3,526) - - - - - - - Net income attributable to non-controlling interests in subsidiaries(1) 12,052 14,300 21,383 22,013 23,952 24,986 21,908 23,996 28,100 30,496 34,576 37,662 39,054 Fee-related earnings 61,559$ 67,266$ 82,643$ 83,667$ 89,484$ 94,431$ 92,914$ 107,402$ 122,242$ 135,732$ 148,371$ 154,244$ 156,158$ LTM

Reconciliation of GAAP Fee Revenues to Adjusted Fee Revenues and FRE to Adjusted FRE and FRE Margin

STEPSTONE inside private markets

(in thousands)	LTM												
	F4Q'20	F1Q'21	F2Q'21	F3Q'21	F4Q'21	F1Q'22	F2Q'22	F3Q'22	F4Q'22	F1Q'23	F2Q'23	F3Q'23	F4Q'23
Management and advisory fees, net	$ 235,205	$ 247,737	$ 269,596	$ 273,424	$ 285,462	$ 300,023	$ 307,954	$ 344,245	$ 380,257	$ 418,928	$ 454,466	$ 476,835	$ 497,179
Consolidated Funds	-	-	-	-	-	-	-	-	-	-	-	-	147
Retroactive fees	(6,913)	(6,913)	(15,713)	(12,847)	(9,851)	(10,723)	(3,923)	(5,093)	(7,721)	(9,222)	(6,971)	(5,801)	(2,829)
Adjusted Fee Revenues	$ 228,292	$ 240,824	$ 253,883	$ 260,577	$ 275,611	$ 289,300	$ 304,031	$ 339,152	$ 372,536	$ 409,706	$ 447,495	$ 471,034	$ 494,497
Fee-related earnings	$ 61,559	$ 67,266	$ 82,643	$ 83,667	$ 89,484	$ 94,431	$ 92,914	$ 107,402	$ 122,242	$ 135,732	$ 148,371	$ 154,244	$ 156,158
Consolidated Funds	-	-	-	-	-	-	-	-	-	-	-	-	-
Retroactive fees	(6,846)	(6,846)	(15,146)	(12,280)	(9,316)	(10,126)	(3,721)	(4,823)	(7,054)	(8,473)	(6,327)	(5,225)	(2,683)
Adjusted fee-related earnings	$ 54,713	$ 60,420	$ 67,497	$ 71,387	$ 80,168	$ 84,305	$ 89,193	$ 102,579	$ 115,188	$ 127,259	$ 142,044	$ 149,019	$ 153,475
Adjusted FRE margin	24.0%	25.1%	26.6%	27.4%	29.1%	29.1%	29.3%	30.2%	30.9%	31.1%	31.7%	31.6%	31.0%

See definitions of non-GAAP measures in the following slides.
Reflects the add back of management and advisory fee revenues for the Consolidated Funds, which have been eliminated in consolidation.

128

129STEPSTONE GROUP Calculation and Reconciliation of FRE per share and Adjusted FRE per share (in thousands, except per share amounts) FY18 FY19 FY20 FY21 FY22 FY23 Fee-related earnings 23,836$ 45,342$ 61,559$ 89,484$ 122,242$ 156,158$ Adjusted FRE - - 54,713 80,168 115,188 153,475 FRE per share 0.24$ 0.46$ 0.63$ 0.91$ 1.14$ 1.36$ Adjusted FRE per share -$ -$ 0.56$ 0.81$ 1.07$ 1.34$ Weighted-average shares of Class A common stock outstanding - Basic 29,238 29,238 29,238 29,658 49,834 61,885 Assumed vesting of RSUs 745 745 745 1,152 1,290 670 Assumed vesting and exchange of Class B2 units 2,411 2,411 2,411 2,465 2,477 2,476 Exchange of Class B units in the Partnership 65,579 65,579 65,579 65,159 52,028 46,781 Exchange of Class C units in the Partnership - - - - 1,563 2,807 Adjusted shares 97,973 97,973 97,973 98,433 107,192 114,618 Full Year Note: Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for fiscal 2018, 2019 and 2020 assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.

Reconciliation of GAAP Realized Performance Fees to Gross and Net Realized Performance Fees[1]

($ in millions)

Quarter	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23	FQ3'23	FQ4'23
Realized carried interest allocations	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6	$ 31.7	$ 73.6	$ 22.5	$ 16.3	$ 18.7
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0	5.6	-	5.4	3.0	1.3
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-	(4.4)	-	3.7	-	0.2
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6	32.9	73.6	31.5	19.3	20.2
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)	(5.1)	(41.7)	(13.6)	(11.7)	(12.8)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6	$ 27.8	$ 31.9	$ 17.9	$ 7.6	$ 7.5

Last Twelve Months	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23	FQ3'23	FQ4'23
Realized carried interest allocations	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7	$ 200.7	$ 224.4	$ 194.3	$ 144.1	$ 131.1
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4	11.6	7.4	11.0	13.9	9.7
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8	1.4	(2.6)	(0.7)	(0.7)	3.9
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9	213.8	229.2	204.6	157.3	144.6
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)	(91.2)	(107.6)	(94.5)	(72.2)	(79.8)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2	$ 122.5	$ 121.5	$ 110.1	$ 85.1	$ 64.8

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 130

131STEPSTONE GROUP Definitions • Company refers to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO. • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets under management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three- month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of March 31, 2023 reflects final data for the prior period (December 31, 2022), adjusted for net new client account activity through March 31, 2023. NAV data for underlying investments is as of December 31, 2022, as reported by underlying managers up to 114 days following December 31, 2022. When NAV data is not available 114 days following December 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets under advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of March 31, 2023 reflects final data for the prior period (December 31, 2022), adjusted for net new client account activity through March 31, 2023. NAV data for underlying investments is as of December 31, 2022, as reported by underlying managers up to 114 days following December 31, 2022. When NAV data is not available 114 days following December 31, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

132STEPSTONE GROUP Definitions (continued) • Fee-earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed fee-earning capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“adjusted revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, profits interests issued by our non- wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth Transaction, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI per share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-related earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less adjusted expenses which are operating expenses other than (a) performance fee-related compensation, (b) equity- based compensation for awards granted prior to and in connection with our IPO, profits interests issued by our non-wholly owned subsidiaries, and unrealized mark-to-market changes in the fair value of the profits interests issued in connection with the Private Wealth Transaction, (c) amortization of intangibles, and (d) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues.

133STEPSTONE GROUP Definitions (continued) • Fee-related earnings margin is a non-GAAP performance measure which is calculated by dividing fee-related earnings by management & advisory fees, net. We believe fee-related earnings margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross realized performance fees represents realized carried interest allocations and incentive fees, including the deferred portion and excluding legacy Greenspring entities. We believe gross realized performance fees is useful to investors because it presents the total performance fees realized by us. • Net realized performance fees represents gross realized performance fees, less realized performance fee-related compensation and excluding legacy Greenspring entities. We believe net realized performance fees is useful to investors because it presents the performance fees attributable to us, net of amounts paid to employees as performance fee- related compensation. • Invested capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of December 31, 2022, based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and the Partnership. • Net asset value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of December 31, 2022. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last twelve months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund size refers to total capital commitments to a StepStone Fund, including commitments from the Company as the general partner. • “StepStone Funds” refer to focused commingled funds and separately managed accounts of the Company, including acquired Greenspring funds, for which the Partnership or one of its subsidiaries acts as both investment adviser and general partner or managing member.

134STEPSTONE GROUP Definitions (continued) • Total capital responsibility equals AUM plus AUA. AUM includes any accounts for which StepStone Group has full discretion over the investment decisions, has responsibility to arrange or effectuate transactions, or has custody of assets. AUA refers to accounts for which StepStone Group provides advice or consultation but for which the firm does not have discretionary authority, responsibility to arrange or effectuate transactions, or custody of assets. • “Consolidated Funds” refer to the StepStone Funds that we are required to consolidate as of the applicable reporting period. We consolidate funds and other entities in which we hold a controlling financial interest. • “Private Wealth Transaction” refers to new arrangements entered into by which certain members of the StepStone Group Private Wealth LLC (“SPW”) team received a profits interest in SPW and concurrently entered into an option agreement which provides that, (i) we have the right to acquire the profits interest at the end of any fiscal quarter after June 30, 2027, in exchange for payment of a call price and (ii) the SPW management team, through an entity named CH Equity Partners, LLC (formerly known as Conversus Holdings LLC), has the right to put the profits interest to us on June 30, 2026 or at the end of any fiscal quarter thereafter, in exchange for payment of a put price.